As  filed  with  the Securities and Exchange Commission on     September ___,
                                                                    1997
                                            Registration No.    333-17107




                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                _______________

                               AMENDMENT NO. 2
                                      TO
                                   FORM SB-2


                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                _______________



                         FLEX ACQUISITIONS CORPORATION
            (Exact name of registrant as specified in its charter)


            TEXAS                   __________                 76-0498636
(State or other jurisdiction     (Primary Standard       (I.R.S. Employer
 of incorporation             Industrial Classification    Identification
      or organization)             Code Number)                   Number)


                                                 MICHAEL  T.  FEARNOW
     770  S.  POST  OAK  LANE                         PRESIDENT
            SUITE  515                     FLEX  ACQUISITIONS  CORPORATION
     HOUSTON,  TEXAS    77056           770  S.  POST  OAK  LANE,  SUITE  515
         (713)  840-7500                       HOUSTON,  TEXAS  77056
  (Address,  including  zip  code,                 (713)  840-7500
   and telephone number including        (Name, address ,including zip code,
    area code, of registrant's            and  telephone  number, including
   principal  executive  offices)        area code, of agent  for  service)


                                  Copies to:
                           M. STEPHEN ROBERTS, ESQ.
                        770 S. POST OAK LANE, SUITE 515
                             HOUSTON, TEXAS 77056
                                (713) 961-2696
                           FACSIMILE: (713) 961-1148


     APPROXIMATE  DATE  OF  COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO
THE  PUBLIC:    As  soon  as  practicable  following the effectiveness of this
Registration  Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

                               EXPLANATORY NOTE

     This Registration Statement covers the registration of (i) up to a maximum of 100,000 units ("Units"), each Unit consisting of 100,000 shares of its $.001 par value common stock, 200,000 Class B Warrants and 200,000 Class C Warrants for sale by the Company in a public offering (the "Units Offering") and (ii) the distribution of 20,000 shares of common stock owned by the sole shareholder of the Registrant, its corporate parent, to its shareholders as a stock dividend ("Dividend Distribution").

     The complete Prospectus relating to the Units Offering follows immediately after this Explanatory Note. Following the Prospectus for the
   Units Offering are pages of the Dividend Distribution Prospectus relating solely to the Dividend Distribution, including alternative front cover pages and a section entitled "Concurrent Public Offering" to be used in lieu of the section entitled "Plan of Distribution" in the Prospectus relating to the Units Offering . Certain sections of the Prospectus for the Units Offering , such as "Use of Proceeds" and "Dilution," will not be used in the Prospectus relating to the Dividend Distribution.

     Approximate  date  of  commencement of proposed sale of securities to the
public:    As  soon  as  practicable  after the Registration Statement becomes effective.

     If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933,  check  the  following  box    [X]

                        CALCULATION OF REGISTRATION FEE


                                                                   PROPOSED            PROPOSED
                                                     AMOUNT         MAXIMUM             MAXIMUM          AMOUNT OF
TITLE OF EACH CLASS OF                                TO BE      OFFERING PRICE        AGGREGATE       REGISTRATION
SECURITIES TO BE REGISTERED                        REGISTERED    PER SHARE (1)    OFFERING PRICE (1)        FEE
Units, each consisting of one share of common . .      100,000  $           6.00  $           600,000  $      181.80
stock, $.001 par value, two Class B Warrants and
two Class C Warrants (2)
Common Stock ($.001) (2). . . . . . . . . . . . .      100,000  $            .00  $                 0  $        0.00
Class B Warrants (2). . . . . . . . . . . . . . .      200,000  $            .00  $                 0  $        0.00
Common Stock Underlying Class B Warrants. . . . .      200,000  $           6.25  $         1,250,000  $      378.75
Class C Warrants (3). . . . . . . . . . . . . . .      200,000  $            .00  $                 0  $        0.00
Common Stock Underlying Class C Warrants. . . . .      200,000  $          10.00  $         2,000,000  $      606.00
Common Stock  (4) . . . . . . . . . . . . . . . .       20,000  $           0.04  $               800  $        0.24
TOTAL . . . . . . . . . . . . . . . . . . . . . .                                                      $    1,166.79
                                                                                                       =============

(1)          Estimated  solely  for     purposes      of  calculating  the  registration  fee  pursuant to Rule 457.
(2)          The  actual Unit is not being registered as a security, as such Unit only represents a minimum purchase amount.
(3)            Pursuant to Rule 416, there are also being registered such indeterminable additional shares of Common
Stock  as  may  be  issued pursuant to the anti-dilution provisions of the Class B and Class C Warrants, should such provisions  become  operative.
(4)     These 20,000 shares are owned by the sole shareholder of the Registrant, its corporate parent, and are to be distributed by the sole shareholder to its shareholders as a stock dividend.  The registration fee is based upon the book  value  of  the  Registrant  as  of  July  31,  1996.
(5)          No registration fee is required for these common shares, Class B Warrants and Class C Warrants, because the  securities  are  being  offered  pursuant  to  the  Units  which are being registered in this same registration
statement.    Regulation  230.457(g).


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section  8(a)  may  determine.

   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                              SUBJECT TO COMPLETION,
              PRELIMINARY PROSPECTUS DATED SEPTEMBER __, 1997

                         FLEX ACQUISITIONS CORPORATION
                             (A TEXAS CORPORATION)

       100,000 UNITS, EACH UNIT CONSISTING OF ONE SHARE OF COMMON STOCK,
                 TWO CLASS B WARRANTS AND TWO CLASS C WARRANTS

     Flex Acquisitions Corporation ("Company") is offering 100,000 Units, each Unit consisting of one share of common stock, $.001 par value ("Common Stock"), and four Common Stock purchase warrants ("Class B Warrants" and "Class C Warrants," collectively, the "Warrants"). The shares of Common Stock and Warrants included in the Units are immediately detachable, separately transferable and separately tradeable as of the date of this Prospectus. The Units will not be tradeable. All Units offered hereby are being sold by the Company.

     Each Class B Warrant and each Class C Warrant is presently exercisable and entitles the holder thereof to purchase one share of Common Stock at an exercise price of $6.25 and $10.00, respectively. The Warrants expire on January 1, 2001, unless extended by the Company's Board of Directors. Each Class B Warrant may be redeemed by the Company at any time after January 1, 1997 at a price of $0.05 per warrant if the reported closing bid price of the Common stock is at least $7.50 per share (132% of the initial public offering price of the Common Stock) for a period of 20 consecutive trading days immediately prior to the date of the notice of redemption to warrant holders. Each Class C Warrant may be redeemed by the Company at any time after January 1, 1997 at a price of $0.05 per warrant if the reported closing bid price of the Common stock is at least $12.00 per share (222% of the initial public offering price of the Common Stock) for a period of 20 consecutive trading days immediately prior to the date of the notice of redemption to warrant holders. Notice of the redemption will be mailed to all Warrant holders at least 30 days before the date on which the Warrants have been called. See "Description of Securities-Redeemable Common Stock Purchase Warrants."

     Concurrently  with  the  offering  of  the  Units       (the  "Units
Offering" ), the Company is registering, by means of a separate prospectus, 20,000 shares of Common stock to be distributed by American NorTel Communications, Inc. ("American NorTel"), the corporate parent of the Company, to its shareholders by dividend (the "Spinoff"). Any closing of the Units Offering is conditioned upon the consummation of certain transactions, including the merger of the Company and another corporation with a similar name, Flex Financial Group, Inc. ("Flex Financial"). The proposed Merger is being registered with the Securities and Exchange Commission ("the SEC") simultaneously with the registration of the offering of Units and the Spinoff
described  herein.    See  "Summary  of  Proposed  Transactions."

     Prior to this Units Offering, there has been no public market for the Common Stock or Warrants and there can be no assurance that such a market will develop after the completion of this offering or, if developed, that it will be sustained. The initial public offering price of the Shares and the Warrants and the exercise price and other terms of the Warrants have been arbitrarily determined by the Company and will not necessarily be related to the assets, book value or any other established criterion of value. See
   "Risk  Factors"      and     "Plan  of  Distribution."



THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS." COMMENCING ON PAGE 12 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.
                     ____________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY  IS    A    CRIMINAL  OFFENSE.

                     ____________________________________



                                 UNDERWRITING       PROCEEDS TO
                   PRICE TO     DISCOUNTS AND        ISSUER OF
                   RECIPIENT   COMMISSIONS (1)   OTHER PERSON (2)
                  -----------  ----------------  -----------------
Per Unit . . . .  $      6.00  $            .60  $            5.40

Total Maximum
  100,000 Units.  $600,000.00  $      60,000.00  $      540,000.00

Total Minimum:
    20,000 Units  $120,000.00  $      12,000.00  $      108,000.00

(1) Excludes a nonaccountable expense allowance payable to Selected Broker-Dealers, (the "Selected Broker-Dealers"). The Company has agreed to indemnify the Selected Broker-Dealers against certain liabilities under the
Securities  Act  of  1933,  as  amended.    See  "Plan  of  Distribution."
(2) Before deducting expenses, other than underwriting discounts and commissions, payable by the Company, estimated to be $40,000 for a maximum offering and $20,000 for a minimum offering.


     The Units are being offered severally by the Company and Selected Broker-Dealers on a "best efforts all or none basis" as to 20,000 Units and on a "best efforts basis" as to the remaining 80,000 Units. The Selected Broker-Dealers reserve the right to reject any order in whole or part and to withdraw, cancel or modify the offer without notice. The offering will terminate upon the later of (i) 120 days after the date of this Prospectus or (ii) if extended by the Company, 180 days after the date of this Prospectus.

     When collected, subscription funds will be held in an interest-bearing escrow account with Southwest Bank of Texas, N.A., Houston, Texas or other
reputable  banking  institution      ("Escrow  Agent").    Upon  receipt  of
subscriptions for 20,000 Units, the net proceeds will be released from escrow to the Company ("Initial Closing "). Subscriptions for additional Units will be placed in escrow, and released to the Company every 30 days ("Interim Closings") until the termination of the offering, when any remaining funds in escrow will be released to the Company ("Final Closing"). The Company reserves the right to reject orders for the purchase of Units in whole or in part, and if a subscription is rejected, the subscriber's funds will returned without interest within three business days after rejection. Within 30 days following the Initial, each Interim and Final Closing, a subscriber's security certificates will be mailed by first class mail.

     The Company is not a "reporting company," as such term is employed in the Securities Exchange Act of 1934. It is not listed on any exchange, and its Common Stock is not eligible for quotation on the NASDAQ Small-Cap Market ("NASDAQ"). There presently is no public market for the Common Stock of the Company, and there can be no assurance that such a market will develop or can be sustained should there be a completion of the proposed Merger. Should the proposed Merger not be effected, there will be no public market for the securities of the Company because of the above-described escrow arrangement. See "Summary of Proposed Transactions - The Escrow Arrangement." Should
the  proposed  Merger be effected, the Company intends to register pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended, (become a "reporting company") and, in accordance therewith, will file reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). The Company intends to furnish its shareholders with annual reports containing audited financial statements and such other periodic reports as the Company deems appropriate or may be required by law.


        THE DATE OF THIS PROSPECTUS IS _________________,    1997    .

                            ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission in Washington, D.C. a Registration Statement under the Securities Act of 1933, as amended, with respect to the Common Stock offered by this Prospectus. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits listed in the Registration Statement. The Registration Statement can be examined at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained upon payment of the prescribed fees.

        Should the proposed Merger be effected, the Company intends to register pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, (become a "reporting company") and, in accordance therewith, will file reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). The Company intends to furnish shareholders with annual reports containing financial statements audited by independent certified public accountants and such other periodic reports as it may deem appropriate or as required by law.

     It is expected that certificates for the securities comprising the Units offered hereby will be ready for delivery within 30 days after the date of any closing of subscriptions and within two weeks with respect to the 20,000 Shares to be distributed by American NorTel to the escrow agent (see "The Escrow Arrangement").

     Should the proposed Merger described herein be approved by the requisite shareholder vote of Flex Financial and become effective, the Company will file a post-effective amendment to the Registration Statement described above and cause stickers to be placed on the front cover page of all copies of the Prospectus, which amendment and stickers will describe the results of the vote and the effective date of the merger.

     When used in the Prospectus, the words "estimate," "project," "intend," "expect," and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially. For a discussion of such risks, see "Risk Factors." Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

     UNTIL  _____________________,     1997      (90 DAYS AFTER THE REGISTERED
SECURITIES ARE RELEASED FROM ESCROW PURSUANT TO RULE 419 UNDER THE SECURITIES ACT OF 1933), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES MAY BE REQUIRED TO DELIVER A PROSPECTUS.


                               TABLE OF CONTENTS


                                                                         PAGE
                                                                         ----

Additional Information

Introduction

Summary of Proposed Transaction
  The Companies
  The Spinoff
  The Proposed Merger
  The Escrow Arrangement
  Degree of Management Control of Vote on Merger
  Dissenters' Rights of Appraisal
  Compliance With Governmental Regulations
  Tax Consequences of The Transaction
  Risk Factors

Risk Factors

   Use of Proceeds

Capitalization

Dilution

Terms of The Transaction
  Terms of The Merger
  Reasons for The Merger and Spinoff
  Accounting Treatment of Proposed Merger
  Plan of Merger
  Description of Securities
  Federal Income Tax Consequences
  Pro Forma Financial Information and Dilution
  Material Contacts Among the Companies
  Reoffering by Party Deemed to Be an Underwriter
  Interest of Counsel
  Special Provisions of the Articles of Incorporation and Texas Law

Pro Forma Financial Information and Dilution

Information About the Company
  Description of Business and Properties
  Course of Business Should the Merger Not Occur
  Legal Proceedings
  Market for The Company's Common Stock and Related Stockholder Matters
  Rule 144 And Rule 145 Restrictions on Trading
  Financial Statements

Information About Flex Financial
  Management's Plan of Operation
  Plan of Operation
  Description of Business Properties
  Legal Proceedings
  Financial Statements

                                                                         PAGE
                                                                         ----

Management Information
  Security Ownership of Certain Beneficial Owners
  Directors, Executive Officers and Significant Employees
  Remuneration of Directors and Officers
  Interest of Management and Others in Certain Transactions
  Parents

Plan of Distribution

Plan of Merger

                                 INTRODUCTION

SECURITIES  ISSUED  IN  INITIAL  PUBLIC  OFFERING

     The Company is issuing a maximum of 100,000 Units, each Unit consisting of one share of Common Stock, two Class B Warrants and two Class C Warrants, at a price of $6.00 per Unit. The shares of Common Stock and Warrants included in the Units are immediately detachable, separately transferable and separately tradeable as of the date of this Prospectus. The Units will not be
tradeable.    All  Units  offered  hereby  are  being  sold by the Company
and Selected  Broker-Dealers.        See  "Use  of  Proceeds."

SECURITIES  ISSUED  IN  OTHER  TRANSACTIONS  BEING  REGISTERED

     Concurrently with the Units Offering , the Company is registering, by means of a separate prospectus, 20,000 shares of Common stock to be distributed by American NorTel Communications, Inc. ("American NorTel"), the corporate parent of the Company, to its shareholders by dividend (the "Spinoff"). The Units Offering is conditioned upon the consummation of certain transactions including the merger of the Company and another corporation with a similar name, Flex Financial Group, Inc. ("Flex Financial"). The proposed Merger is being registered with the Securities and Exchange Commission ("the SEC") simultaneously with the registration of the offering of Units and the Spinoff described herein. See "Summary of Proposed Transaction."

          Any  closing  of  the Units    Offering     is conditioned upon the
consummation of the merger of the Company and Flex Financial by filing Articles of Merger with the Secretary of State of Texas.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in or incorporated by reference in this Prospectus and the Appendices hereto. Shareholders are urged to read carefully this Prospectus and the Appendices hereto in their entirety. Shareholders should carefully consider the information set forth below under the heading "Risk Factors." As used in this Prospectus, unless otherwise required by the context, the term "Flex Financial" means Flex
Financial Group, Inc. and the term "Company" means Flex Acquisitions Corporation. Capitalized terms used herein without definition are, unless otherwise indicated, defined in the text below and used herein with such meanings.

     The transaction discussed herein is a distribution by a corporation of a dividend to its shareholders, the dividend consisting of all the capital stock of a wholly-owned subsidiary corporation. The distributing corporation, American NorTel Communications, Inc. ("American NorTel"), organized and owns all 20,000 issued and outstanding shares ("the Shares") of Common Stock of the Registrant, Flex Acquisitions Corporation ("the Company"). American NorTel proposes to distribute the Shares ("the Spinoff") to its approximately 780 shareholders residing in 31 states and Canada on the basis of one share of Common Stock of the Company for each 588 shares of common stock of American NorTel held of record by its shareholders on September 30, 1996.

     The Spinoff is being done with reference to a proposed merger ("the Merger") between the Company and another corporation with a similar name, Flex Financial Group, Inc. ("Flex Financial"). The proposed Merger is being registered with the Securities and Exchange Commission ("the SEC") simultaneously with the registration of the Spinoff described herein and the registration of the Units Offering . The proposed Merger will be submitted to the shareholders of Flex Financial for their approval or rejection. American NorTel will approve the proposed Merger before the Spinoff occurs, but there can be, and is, no assurance that the shareholders of Flex Financial will approve the proposed Merger.

     Should the Merger be approved by the shareholders of Flex Financial and be effected, the Company and Flex Financial will merge, with the Company being the surviving corporation. The shareholders of Flex Financial will exchange all their capital stock in Flex Financial for 94,000 shares of Common Stock of the Company, and the officers and directors of Flex Financial will become the officers and directors of the Company.

THE  COMPANIES

     Three companies and their shareholders are affected by the Spinoff and Merger transactions described in this Prospectus.

     Flex Acquisitions Corporation (the "Company") was incorporated under the laws of the State of Texas on March 21, 1996, for the purpose of merging with Flex Financial Group, Inc. ("Flex Financial") should the Merger transaction described herein be approved. The Company has no business operations or significant capital and has no present intention of engaging in any active business until and unless it merges with Flex Financial.

        The business office of the Company is located at 770 S. Post Oak Lane, Suite 515, Houston, Texas 77056. Its telephone number is 713/840-7500.

     Flex Financial Group, Inc. ("Flex Financial") was incorporated under the business corporation laws of the State of Texas on August 16, 1995.

     GENERAL. Flex Financial was formed in August 1995 to participate in certain short-term financing opportunities (terms of less than one year) in the underwriting segment of the securities industry. The Company has no business operations or significant capital and has no present intention of engaging in any active business until and unless it completes the public
offering  of  its  securities  described  herein  (   "Units  Offering"    ).

          BUSINESS  PLAN.    The Company intends to participate in short term
financing opportunities by (i) providing and/or participating in equity subordination loans to selected underwriters requiring additional excess net capital for underwriting specific issues on a firm commitment basis ("Subordination Loans") and (ii) providing and/or participating in bridge loans to selected issuers meeting the Company's due diligence standards in connection with initial public offerings and secondary financing ("Bridge Loans"). The Company also intends to engage in "spinoff" activities such as are described herein, such spinoffs to involve the distribution, by way of stock dividends or otherwise, of registered shares of stock of other public companies.

     Management of the Company believes that financing opportunities will become available to the Company due primarily to the liquidity of its assets, its future status as a publicly-held company, and its flexibility in structuring and participating in financing opportunities.

     The  business  office  of     Flex Financial     is 770 S. Post Oak Lane,
Suite  515,  Houston,  TX  77056.    Its  telephone  number  is  713/840-7500.

     American NorTel Communications Inc. ("American NorTel") filed its Certificate of Registration and Articles of Continuance with the Secretary of State of the State of Wyoming and became a Wyoming corporation effective February 9, 1993. The company was originally incorporated in British
Columbia, Canada on May 17, 1979. American NorTel's common stock has been listed for trading on the Vancouver Stock Exchange since September 18, 1980. In conjunction with a one for five consolidation, the company's name was changed to Coldsprings Resources Ltd. on June 4, 1987. In conjunction with a one for ten consolidation, its name was changed to Islehaven Capital
Corporation on July 14, 1987. The company changed its name to NorTel Communications Inc. on June 17, 1991. In conjunction with a one for ten consolidation, the company's name was changed to American NorTel Communications Inc. on May 11, 1992.

     American NorTel currently operates only in the telecommunications business, providing long distance telephone service in combination with additional related services in the United States and a number of foreign countries, including Argentina, Brazil, Mexico, Canada, and Costa Rica. Until the end of 1993, the Company was also in the mining development and exploration business in Costa Rica and Canada, and has divested of its remaining mining assets.

     In 1987, American NorTel was inactive and was classified as dormant under the rules of the Vancouver Stock Exchange. The then current management organized a reverse takeover by a number of limited partnerships and private companies which were engaged in the mining development and exploration business and who, on July 14, 1987, transferred all of their assets into the company for Treasury shares. The company is no longer active in the mining development and exploration business. In 1990, American NorTel became active in the long distance telecommunications business, which is now its only business.

     American NorTel has approximately 780 shareholders. The company seeks to diversify its business opportunities and investment potential to its shareholders by engaging in "spinoff" activities such as are described herein, such spinoffs to involve the distribution, by way of stock dividends or otherwise, of registered shares of stock of other companies. American NorTel organized the Company and, prior to the date of this Prospectus, has been the controlling shareholder of the Company.

     American  NorTel's  address  is  7201  E.  Camelback  Road,  Suite  320,
Scottsdale,  Arizona  85251.    Its  telephone  number  is  602/945-1266.

THE  SPINOFF

     American NorTel purchased 20,000 Shares of Common Stock of the Company for a cash consideration of $1,000 and proposes to distribute to the shareholders of American NorTel, as a stock dividend, these 20,000 Shares on the basis of one share of the Company for every 588 shares of American NorTel held of record on September 30, 1996. See "Terms of the Transaction."

THE  PROPOSED  MERGER

     Upon the effectiveness both of the registration statement of which this Prospectus is a part and the registration statement describing the Merger for the benefit of the Flex Financial shareholders, the shareholders of the Company and of Flex Financial will each vote to approve or reject a proposed merger of Flex Financial into the Company on the following terms:


                            NUMBER  OF  SHARES  OF  CAPITAL  STOCK  (1)
                                    BEFORE  MERGER        AFTER  MERGER
 BENEFICIAL OWNERS              COMPANY  FLEX FINANCIAL   THE COMPANY
------------------------------  -------  ---------------  ------------
Flex Shareholders. . . . . . .        0       94,000 (3)    94,000 (4)
American NorTel. . . . . . . .   20,000               0          0 (5)
American NorTel's Shareholders        0               0     20,000 (5)
                                -------  ---------------  ------------
                                 20,000       94,000 (3)   114,000 (4)

(1) All shares of capital stock of the Company are shares of Common Stock. All shares of capital stock of Flex Financial are shares of Common Stock.
(2) The surviving corporation of the Merger will be the Company but Flex Financial's management and directors shall become the management and directors of the Company.
(3) In addition to these shares, there are reserved 217,665 shares of Flex Financial Common Stock issuable upon the exercise of outstanding options and warrants.
(4) In addition to these shares, there will be reserved 217,665 shares of the Company's Common Stock issuable upon the exercise of the presently issued and outstanding Flex Financial options and warrants.
(5) American NorTel will distribute its 20,000 Shares to its approximately 780 shareholders ("the Spinoff" - see definition of this on page 2 under "American NorTel Communications Inc.") prior to the vote on the Merger by the Flex Financial stockholders. This distribution initially shall be made to an escrow agent. See "The Escrow Arrangement" immediately below. Fractional share interests will not be distributed but will be retained in escrow for distribution as follows. The Company may choose to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined or to aggregate fractional share interests with those of other small-denomination shareholders who choose not to receive their certificates, and have the shares sold through a broker into the open market after trading in the shares should commence in the open market, and distribute to those entitled the net cash proceeds of such sale.

THE  ESCROW  ARRANGEMENT

        EFFECT OF THE MERGER . A vote to approve the Merger by the sole shareholder of the Company is assured. After such vote but before any vote by the shareholders of Flex Financial, American NorTel shall declare a dividend to its shareholders of the 20,000 shares of Common Stock of the Company held by it ("the Spinoff Shares"). Certificates representing the 20,000 Spinoff
Shares shall be distributed by American NorTel to Southwest Bank of Texas NA ("the Escrow Agent") to be held in escrow pursuant to the provisions of Securities and Exchange Commission Rule 419(e). Later distribution by the Escrow Agent would be as follows:

        EFFECTIVE TIME OF THE MERGER. Upon the legal effectiveness of the Merger (should Flex Financial's shareholders approve the Merger) , the Company shall supplement this Prospectus to indicate the fact and date of the
Merger.       At  such  time  as     information concerning the Company in its
post-merger form shall have been made available to market makers of the Company's stock and also published in Moody's OTC Industrial Manual, the Company shall provide to the Escrow Agent the Company's representation that the requirements of Securities and Exchange Commission Rule 419(e) have been
met,  and  the  Escrow  Agent  shall  distribute,     subject  to  the  small
shareholders' provisions described in the next paragraph , the escrowed certificates representing the 20,000 Spinoff Shares to the owners of thereof.

        INTERESTS OF CERTAIN PERSONS IN THE MERGER. With respect to certificates representing the ownership of fewer than five Spinoff Shares of the Company, the Escrow Agent shall not immediately distribute these certificates to the American NorTel shareholders. Rather, each American NorTel shareholder entitled to one of these small denomination certificates shall be advised by American NorTel that the shareholder can elect either (i) to receive his certificate or (ii) to have his shares aggregated with those of other small-denomination shareholders who choose not to receive their certificates, have his shares sold through a broker into the open market after trading in the shares should commence in the open market, and receive the net
cash  proceeds  of  the  sale.    Nor  will  fractional  share  interests  be
distributed. The Company may choose to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined or to aggregate fractional share interests with those of other small-denomination shareholders who choose not to receive their certificates, and have the shares sold through a broker into the open market after trading in the shares should commence, and distribute to those entitled the net cash proceeds of such sale.

        CONDITIONS TO THE ESCROW AGREEMENT. There can be no assurance that the proposed Merger between the Company and Flex Financial will occur, since a favorable shareholder vote of Flex Financial's shareholders must be obtained, and Flex Financial's management does not hold voting power over a majority of any of its Common Stock, which two thirds vote is required for Flex Financial to approve the Merger. Further, Flex Financial shareholder voting on the proposed merger will be taken by written consent pursuant to Texas corporate law and Flex Financial's bylaws which require that written consent be unanimous.

     Should the Merger not become effective, (i) Flex Financial will continue as a closely-held company with its existing assets and business, (ii) the Company will have no significant assets or business, and there will be no trading market for its Common Stock, because the stock certificates representing all its issued and outstanding shares of capital stock will still
be  held  in  escrow  by the Escrow Agent, and (iii) the    Units Offering
will not be effected. As long as this escrow continues, no transfer or other disposition of the Shares held in escrow shall be permitted other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title 1 of the Employee Retirement Income Security Act or the rules thereunder. The Company's management has no specific plans for an alternative to a rejection of the proposed Merger but would seek to acquire a business or assets that would constitute a business, using funds contributed by management to pay the costs of such search. Upon execution of any agreement for the acquisition of a business or assets that would constitute a business, the Company shall file a post effective amendment to the Registration Statement and shall supplement this Prospectus to disclose information about the alternative business or assets acquisition, including financial statements and other information required by the Securities and Exchange Commissions's Rule
419. Upon the legal effectiveness of the acquisition described in the amended registration statement and supplemented Prospectus, an additional post-effective amendment to the registration statement would be filed, and upon the effectiveness of such post-effective amendment filed with the Commission, the Escrow Agent would distribute the stock certificates held in escrow. Should no alternative to the Merger be effected within 18 months after the effective date of the Registration Statement of which this Prospectus is a part, Flex Financial has agreed to convert its $4,000 Note according to its terms into common stock representing 80% of the outstanding voting shares of the Company's Common Stock and will have the voting rights to cause a dissolution of the Company. Flex Financial has indicated its intentions to so exercise these voting rights to that effect at that time.
See     "The  Escrow  Arrangement."

     PURPOSE OF THE ESCROW AGREEMENT. The purpose of the Escrow is (i) to establish a definitive date for determining the fair market value of the
Spinoff  Shares  at $.02, the estimated book value of Flex    Acquisitions
on the dividend distribution date for purposes of determining if the distribution is to be taxed as a dividend and as ordinary income (See "Federal Income Tax Consequences - Shareholders of American NorTel"); (ii) to ensure that the distribution of Spinoff Shares to American NorTel shareholders is a distribution pursuant to an effective registration statement under the Act; and (iii) to comply with the provisions of Securities and Exchange Commission Rule 419(e).

DEGREE  OF  MANAGEMENT  CONTROL  OF  VOTE  ON  MERGER

        Texas corporate law requires that the Merger be approved by a vote of a two-thirds (2/3's) vote of the outstanding shares of Common Stock of each of the Company and Flex Financial. With respect to such companies, the percentage of outstanding shares entitled to vote and held by officers, directors and their affiliates are as follows: the Company - 0%; and Flex Financial - Common Stock - 43%.

DISSENTERS'  RIGHTS  OF  APPRAISAL

        No  dissenter's  rights  of appraisal come into effect with respect to
the  proposed  Merger.    While  Texas  and  Wyoming  corporate  law  provide
dissenter's rights of appraisal in the case of mergers, (1) all the issued and outstanding shares of capital stock of the Company will be voted by the American NorTel sole director, and a unanimous vote approving the Merger is assured, and (2) Flex Financial shareholder voting on the proposed merger will be taken by written consent pursuant to Texas corporate law and Flex Financial's bylaws which require that written consent be unanimous, and therefore, no dissenter's rights of appraisal would be created by either vote because a vote to disapprove or a failure of unanimous approval would defeat the Merger.

COMPLIANCE  WITH  GOVERNMENTAL  REGULATIONS

     No federal or state regulatory requirements, other than securities laws and regulations, must be complied with or federal or state approval obtained in connection with the Spinoff and Merger, other than the filing of articles of merger with the Secretary of State of Texas after a favorable vote might be obtained on the proposed merger.

TAX  CONSEQUENCES  OF  THE  TRANSACTION

     The Merger should be a "tax-free" reorganization under Section 368(a)(1) of the Internal Revenue Code. The Spinoff is a taxable distribution for both American NorTel and American NorTel's shareholders, but the value of the Spinoff Shares for taxable purposes is believed by American NorTel to be $0.02 per Share. See "Terms of the Transaction Federal Income Tax Consequences."

RISK  FACTORS

     Ownership of the Common Stock of the Company is speculative and involves a high degree of risk, whether the Merger with Flex Financial be effected or
not.    See  "Risk  Factors"  below.

                                 RISK FACTORS

     The shareholders of Flex Financial, all of whom shall be asked to vote on the proposed Merger, are making an investment decision that involves a high degree of risk and should carefully consider the following factors in evaluating the Merger, the surviving corporation, and its business in determining whether to approve the Merger.
   In addition to the other information contained in this Prospectus, the following risk factors should be considered when evaluating an investment in the shares of Common Stock offered hereby.

        RISKS INHERENT IN DEVELOPMENTAL STAGE COMPANY . The Company was organized in March 1996 and has no operating history, revenues from operations, or assets. The Company received $1,000 cash for the initial issuance of 20,000 shares of its common stock and $4,000 for the issuance of a convertible, subordinated, redeemable note. The proceeds from its issuance of equity and debt has been expended on organizational expenses and the expenses associated with the Units Offering. The Company faces all of the risks of a new business and those risks specifically inherent in the investigation, participation, or investment in financings of the type sought by the Company. Purchase of the securities in this offering must be regarded as placing funds at a high risk in a new or "start-up" venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are
subject.  There  is  no assurance that the Company will close the    Units
Offering necessary for it to implement its business plan, or if it does, that The Company will be able to locate and participate in financing and investment opportunities. In addition, even if the Company becomes involved in a financing opportunity, there is no assurance that it will generate revenues or profits, nor that the value or market price of the Company's Common Stock would be increased thereby.

        ARBITRARY DETERMINATION OF OFFERING PRICE AND WARRANT EXERCISE PRICE. The offering price of the Common Stock was arbitrarily determined by the Company, and may not be indicative of the market price of the Common Stock after the Units Offering. The exercise price of the Warrants was arbitrarily determined by the Company and is not necessarily indicative of the actual or projected value of he Common Stock or the Warrants. Among the factors considered in establishing the offering price of the Common Stock and the exercise price of the Warrants were: the proceeds to be raised by the Company, the percentage of ownership to be held by investors in this Units Offering, the experience of Company management, the current market conditions in the over-the-counter securities market, the Company's capital structure, possible future capital requirements of the Company, potential dilution to shareholders from Warrant exercise, and the general prospects for the Company. Accordingly, there is no relationship whatsoever between the offering price and the assets, earnings or book value of the Company, or any other recognized
criteria  of  value.    See  "Plan  of  Distribution."

     NO ASSURANCE OF A PUBLIC MARKET AND LIKELIHOOD OF A VOLATILE MARKET. While the shares of Common Stock of the Company to be issued or distributed pursuant to this Prospectus will be free of restrictions on transferability for all persons except "affiliates" of the Company and Flex Financial (and with respect to such "affiliates" such shares may be transferred subject to certain restrictions), there is presently no public market for the Common Stock of the Company and there is no assurance that a public market for such securities will develop after the occurrence of the Merger described in this Prospectus, or, if one develops, that it will be sustained. It is likely that any market that develops for the Common Stock, should it develop, will be highly volatile and that the trading volume in such market will be limited.

     MARKET RESTRICTIONS ON BROKER-DEALERS. The Company's common stock is covered by a Securities and Exchange Commission Rule 15-g that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of persons receiving shares in this offering to sell their shares in the secondary market. Further, the Company's Common Stock, after the Merger, will initially be quoted on an NASD inter-dealer system called "the Bulletin Board," will not have $4 million in assets or $2 million in stockholders' equity which are both required for it to qualify for quotation on NASDAQ, and may not be expected to command a market price of $5 per share, the price required for a non-NASDAQ-quoted security to escape the trading severities imposed by the Securities and Exchange Commission on so-called "penny stocks." These trading severities tend to reduce broker-dealer and investor interest in penny stocks and could operate (i) to inhibit the ability of the Company's stock to reach a $3 per share trading price that would make it eligible for quotation on NASDAQ even should it otherwise qualify for quotation on NASDAQ and (ii) to inhibit the ability of the Company to use its stock for business acquisition purposes. See "Information about the Company - Market for the
Company's  Common  Stock  and  Related  Stockholders  Matters."

     DEPENDENCE ON KEY PERSONNEL. The affairs of the surviving company, should the Merger be approved, shall be conducted by the present management of Flex Financial. The loss of the services of any of these persons and other key employees, for any reason, may have a materially adverse effect on the prospects of the emergent company. There are no employment contracts with management or key personnel of the Company. The Company will be heavily dependent on the skills, talents, and abilities of its management and consultants to successfully implement its business plan. Although management has experience in seeking, investigating and participating in financing and investment opportunities, management will generally depend on their general business expertise in making decisions regarding the Company's operations. Because investors will not be able to evaluate the merits of possible business opportunities by the Company, they should critically assess the information concerning the Company's management. The success of the emergent Company is dependent upon, among other things, the services of Michael T. Fearnow, President of Flex Financial, and of M. Stephen Roberts, who will provide certain financial and legal consulting services to the Company. The Company has not entered into employment agreements with any of its officers. Flex Financial does not have, nor does it or the Company presently intend to obtain, key man life insurance (with proceeds payable to the Company) on the life of Mr. Fearnow. The loss of the services of Messrs. Fearnow and Roberts for any reason, may have a material adverse effect on the prospects of the Company.

     DEPENDENCE ON OUTSIDE CONSULTANTS AND ADVISERS; CONFLICTS OF INTEREST. Mr. Fearnow will as an officer of the Company provide without compensation the ministerial duties necessary for the president of the Company and will with respect thereto have a continuing fiduciary obligation to the Company. Mr. Fearnow will provide as a consultant ongoing advice and consultation with respect to business opportunities and the business activities of the
Company.       During the investigation of a possible business opportunity and in order to supplement the business experience of management, the Company may employ accountants, technical experts, appraisers, attorneys, or other consultants and advisers. The selection of any advisers will be made by management and without any control from stockholders.

     Certain conflicts of interest may exist between the Company and Mr. Fearnow as a result of his position as an officer and director of the Company and his service as a consultant. In particular, he will face a conflict of interest with regard to his possible future participation in other business relationships with companies to which the Company may provide financing. In such cases, Mr. Fearnow may have interests that conflict with those of the Company. Although Mr. Fearnow will attempt to resolve any conflicts in favor of the Company, there is no assurance that this will be the case. The Company has not established procedures for the resolution of such conflicts of interest.

        LACK OF INDEPENDENT DIRECTORS. Upon completion of the Units Offering, and for a foreseeable period of time thereafter, the Company's board of directors will have only one director. AS such, upon completion of the Units Offering, the Company's sole director will be Michael T. Fearnow, the Company's sole officer.

     IMPRACTICABILITY OF EXHAUSTIVE INVESTIGATION OF FINANCING OPPORTUNITIES. The Company's limited funds will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a financing opportunity before the Company commits its capital or other resources. Management decisions may be made without detailed due diligence, feasibility studies, independent analysis, market surveys, and the like which, if the Company had more funds available, would be desirable. Management decisions will be particularly dependent on information provided by the issuer, underwriter, their principals, or others associated with the business opportunity seeking the Company's participation.

     ADVERSE EFFECT OF SALE OF LESS THAN TOTAL OFFERING. In the event less than the total number of Securities being offered hereby should be sold, the proposed operations of the Company, primarily providing Subordination and Bridge Loans, would be adversely affected and therefore reduced. The Company's operations may require additional financing for which the Company has not arranged and no assurance can be offered that such financing would be available.

     TAX CONSEQUENCES. The anticipated favorable tax consequences of the proposed Merger and Spinoff to the Company and its shareholders (see "Terms of the Transaction - Federal Income Tax Consequences") are not supported by an advance ruling by the Treasury Department but are based upon an opinion of M. Stephen Roberts, Esq., in his capacity as tax counselor to the Company (which tax opinion is one of the exhibits to the registration statement of which this Prospectus is a part). Should the actual income tax consequences be different than as represented herein by the Company, significant gain or loss might be recognized and reportable by any of the Company, American NorTel, or American NorTel's approximately 780 shareholders to whom will be distributed the 20,000 Spinoff Shares should the Merger be effected.

     DIVIDENDS NOT LIKELY. Should the Merger be effected, for the foreseeable future it is anticipated that any earnings which may be generated from operations of the emergent company will be used to finance the growth of such company, and cash dividends will not be paid to holders of the Common Stock.

     POSSIBLE FUTURE DILUTION. In addition to the Shares registered for the proposed Merger and for the Spinoff, the Company has registered 2,000,000 shares to be available for issuance in possible business combinations or asset acquisitions, the issuance of which would dilute the percentage ownership and could dilute the net tangible book value per share of shareholders of the surviving company.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the Units offered by it hereby, assuming a public offering price of $6.00 per Unit and after deducting underwriting discounts and estimated offering expenses, are estimated to be approximately $88,000, if the minimum number of 20,000 Units is sold and
     $500,000 if the maximum number of 100,000 Units is sold. If the minimum offering amount is sold, the net proceeds are estimated to be
   $88,000.       The following table sets forth the estimated application  by the Company of the net proceeds to be derived from the sale of Units offered hereby.


                                  MINIMUM                 MAXIMUM
                                 OFFERING                OFFERING
                                  AMOUNT,   PERCENTAGE    AMOUNT,   PERCENTAGE
                                  20,000      OF NET      100,000     OF NET
USE OF PROCEEDS                    UNIT      PROCEEDS      UNITS     PROCEEDS
-------------------------------  ---------  -----------  ---------  -----------
To pay principal and accrued
    Interest on Flex Financial
    Bridge Loan Notes (1) . . .  $  60,000          68%  $  60,000          12%

To make Subordination and
    Bridge Loans. . . . . . . .     28,000          32%    395,000          79%

To provide general working
    capital . . . . . . . . . .          0           0%     45,000           9%

        Total Net Proceeds. . .  $  88,000         100%  $ 500,000         100%

(1) Principal of $50,000, bearing interest at 10% per annum (estimated accrued interest of $10,000), currently due and payable on the earlier of March 31, 1998 or the closing of a public offering of the Company's securities pursuant to the Securities Act of 1933, as amended, representing gross proceeds of no less than $60,000. Proceeds of the Bridge Loans were used by Flex Financial to defray the legal, audit and other expenses of the Units Offering, Merger and Spinoff transactions, including registration of the Merger transaction.

     The Company intends to use the net proceeds of the Units Offering first to retire the Bridge Loans, then to apply the remaining net proceeds to making Subordination and Bridge Loans, provided however, that 15% of net proceeds exceeding $200,000 ($45,000) shall be applied to general working capital (overhead or general and administrative expenses).

      The Company intends to use the net proceeds of the Units Offering first to retire the Bridge Loans, then to apply the remaining net proceeds to making Subordination and Bridge Loans, provided however, that 15% of net proceeds exceeding $200,000 ($45,000) shall be applied to general working capital (overhead or general and administrative expenses).

     Pending use of the net proceeds for the above purposes, the Company intends to invest such funds in short-term, investment-grade, interest-bearing obligations. The Company believes that the maximum offering proceeds from the sale of Common Stock and Warrants offered hereby will enable the Company to satisfy its anticipated financing needs for a period of at least 12 months following this offering. The Company does not anticipate additional capital requirements thereafter unless for the purposes of expanding its available capital to permit expansion of its participation in Subordination and Bridge Loans or the replacement of capital depleted by extraordinary losses in its loan portfolio. The Company believes it will be able to provide for its working capital needs from the maximum offering proceeds of the Units Offering and operating revenues. Based on the Company's current assumptions relating to implementation of its business plan (including the timetable of, and cost associated with, making Subordination and Bridge Loans), the Company will seek to participate in up to six subordination and/or bridge loans during the 12 months following consummation of this Units Offering. If the Company's plans change, its assumptions prove to be inaccurate, or the capital resources available to the Company otherwise prove to be insufficient to implement its business plan (as a result of unanticipated expenses, problems or difficulties, or otherwise), the Company would be required to seek additional financing or curtail its activities.

        If less than the maximum number of Units offered hereby is sold, there can be no assurance that the Company will have sufficient capital resources to permit the Company to participate in Subordination and Bridge Loans of the number, amount and in the timing proposed in its business plan or to otherwise implement such plan.

                                CAPITALIZATION

     The following table sets forth the capitalization of the Company at July 31, 1997, (i) on a pro forma basis giving effect to the Merger and (ii) as adjusted to reflect the sale of the 100,000 Shares of Common Stock, 200,000 Class B Warrants and 200,000 Class C Warrants offered by the Company hereby (at an initial public offering price of $5.70 per share of Common Stock, $.10 per Class B Warrant and $.05 per Class C Warrant), and the application of the
net  proceeds  therefrom.    See     "Use  of  Proceeds."


                                                              JULY 31, 1997
                                                             ---------------
                                                                                 NET
                                                 MERGER         PRO FORMA      OFFERING
                                               ADJUSTMENTS        POST-        PROCEEDS       AS
                                     ACTUAL        (2)           MERGER          (3)       ADJUSTED
                                    --------  -------------  ---------------  ----------  ----------
SHAREHOLDERS' EQUITY:
  Common Stock, $0.001 par value.
  Authorized 10,000,000 shares;
  actual issued and outstanding
  20,000 shares pre-Merger;
  114,000 post-Merger; and
  214,000 shares post-Units
  Offering (1) . . . . . . . . . .  $    20   $         94   $          114   $     100   $     214

Additional paid-in capital . . . .      980         82,106           83,086     499,900     582,986

Deficit accumulated during
    the developmental stage. . . .     (676)      (116,777)        (117,453)          -    (117,453)

Total shareholders' equity . . . .      324        (34,577)         (34,253)  $ 500,000     465,747

Total capitalization . . . . . . .  $   324   $    (34,577)  $      (34,253)  $ 500,000   $ 465,747


(1)          Table reflects Actual shares outstanding of 20,000 held by American NorTel; post Merger shares  outstanding  of  114,000  reflects  issuance  of additional 94,000  shares to Flex Financial shareholders in exchange for 94,000 shares of Flex Financial $.01 par value common stock pursuant to
Merger;  and  post  Units  Offering  shares outstanding of 214,000 reflecting issuance of additional
100,000  shares  pursuant to Units Offering.    Does  not  include  217,665  shares  of Common Stock
subject  to  warrants  and  options  outstanding at July 31, 1997 nor 400,000 shares of common Stock subject  to  warrants  to  be  issued  in  this  offering  if  the maximum number of Units are sold.
(2)          Represents the historical cost of $82,200 paid for 94,000 shares of $.01 par value Flex
Financial  common  stock  to  be exchanged for 94,000 shares of the Company's $.001 par value common shares  pursuant to the Merger; the $(116,777) deficit accumulated during the developmental stage of
Flex  Financial;  resulting  in a deficit  of  $(34,577)  for  Flex  Financial  shareholder  equity.
(3)     "Common Stock" and "Additional Paid-in Capital" reflect net proceeds of $5.00 per share from the  Units Offering (gross proceeds of $600,000, less offering expenses of $100,000) applied $100 to
Common  Stock  and  $499,900  to  Additional  Paid-in  Capital.


                                   DILUTION

     The pro forma net tangible book value (deficit) of the Company giving effect to the Merger as of July 31, 1997 was approximately $(34,253) or
   $(0.30) per share of Common Stock. Net tangible book value per share represents the amount of total tangible assets of the Company less total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the sale of the 100,000 shares of Common Stock, 200,000 Class B Warrants and 200,000 Class C Warrants offered hereby at an initial public offering price of $5.70 per share, $.10 per Class B Warrant and $.05 per Class C Warrant, respectively, and the receipt by the Company of the net proceeds therefrom, the pro forma net tangible book value of the Company as of July 31, 1997 would have been $465,747 or $2.17 per share. This represents an immediate increase in pro forma net tangible book value of $2.47 per share to existing shareholders and an immediate dilution of $3.53 per share to new investors ("New Investors") purchasing shares of Common Stock in this
Offering.    The  following  table  illustrates  this  per  share  dilution:


Assumed initial public offering price per share . . . . . . . . . . . . . . .  $    5.70
  Net tangible book value per share before offering . . . . . . . . . . . . .      $0.30
  Increase in net tangible book value per share attributable to New Investors  $    2.47
Pro Forma net tangible book value per share after offering. . . . . . . . . .  $    2.17
Dilution per share to New Investors . . . . . . . . . . . . . . . . . . . . .  $3.53

     The following table summarizes, as of July 31, 1997, the number of shares of Common Stock purchased from the Company, the total cash consideration paid, and the average price per share paid by existing shareholders and to be paid by purchasers of shares of Common Stock offered hereby at an initial offering price of $5.70 (excluding the cost of Class B and Class C Warrants):


                   SHARES PURCHASED     TOTAL CASH CONSIDERATION
                       NUMBER   PERCENTAGE   AMOUNT   PERCENTAGE
Existing Shareholders  114,000        53.3%   83,200        12.7%
New Investors . . . .  100,000        46.7%  570,000        87.3%
     Total. . . . . .  214,000         100%  653,200         100%


                           TERMS OF THE TRANSACTION

     The Company and Flex Financial, pursuant to approval by their respective boards of directors, have entered into an agreed plan of merger, a copy of which is included herein (see "Plan of Merger"). In order for the merger contemplated by the Plan of Merger to become effective, it is necessary that each of the following occur:

     (i) a registration statement covering the 20,000 Spinoff Shares offered herein and a registration statement covering the 94,000 Merger shares (for distribution to Flex Financial's shareholders) (a) must be filed with the Securities and Exchange Commission and with appropriate state securities regulatory agencies and (b) must become effective;

     (ii) the shareholders of each of the Company and of Flex Financial must, by a requisite vote of the shares outstanding, approve the merger contemplated by the Plan of Merger; and

     (iii) certain documents evidencing the approved merger must be prepared and filed with the appropriate state authority in the State of Texas.

          These  conditions  are  not  waivable.

TERMS  OF  THE  MERGER

     The  terms  of  the  proposed  merger  ("the  Merger")  are  as  follows:

     l.      Flex Financial shall merge into the Company, a Texas corporation.

     2. Upon the effectiveness of the Merger, all the issued and outstanding shares of capital stock of Flex Financial shall be converted into 94,000 shares of Common Stock of the Company.

     3. The Company shall reserve 217,665 additional shares of its Common Stock for possible issuance upon the exercise of Company options and warrants to be issued to replace presently outstanding and unexercised
 Flex Financial  options  and  warrants.

     4. The business of Flex Financial shall be conducted, after the Merger, by the Company, into which Flex Financial shall have merged, but Flex Financial's management and directors shall become the management and directors of the Company.

     5. American NorTel shall distribute to its shareholders ("the Spinoff"), on a basis proportionate to their shareholdings in American NorTel, 20,000 Shares ("the Spinoff Shares") of Common Stock of the Company now held by American NorTel. Each American NorTel shareholder shall receive one share of the Company for each 588 shares of American NorTel held of record on September 30, 1996; provided that certificates representing the ownership of fewer than five Spinoff Shares of the shall not immediately be distributed to the American NorTel shareholders. Rather, each American NorTel shareholder entitled to one of these small denomination certificates shall be advised by American NorTel that the shareholder can elect either (i) to receive his certificate or (ii) to have his shares aggregated with those of other small-denomination shareholders who choose not to receive their certificates, have his shares sold through a broker into the open market after trading in the shares should commence in the open market, and receive the net cash proceeds of the sale. Nor will fractional share interests be distributed. The Company may choose to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined or to aggregate fractional share interests with those of other small-denomination shareholders who choose not to receive their certificates, and have the shares sold through a broker into the open market after trading in the shares should commence, and distribute to those entitled the net cash proceeds of such sale.

     6. There shall also be registered as part of the Merger registration statement filed with the Securities and Exchange Commission, two million additional shares of Common Stock of the Company ("the Shelf Shares"), which Shelf Shares shall be available after the Merger for issuance, upon the filing of post-effective amendments to the Merger registration statement, in subsequent, possible mergers or acquisitions with companies engaged in business activities of types related or similar to those now conducted by Flex Financial. Management of Flex Financial (who shall become the management of the Company after the Merger) has no current plans, arrangements or understandings with respect to possible merger, acquisitions or business combinations for which the Shelf Shares would be used.

     7. Should the Merger not be approved by the unanimous written consent of persons holding all of the issued and outstanding shares of Common Stock of Flex Financial, none of Flex Financial, the Company, or American NorTel shall be liable to any of the others, the sole obligation of each being to pay its expenses relating to the registration of the Shares described herein.

     8. The historical financial statements of the post-Merger Company shall be those of Flex Financial.

REASONS  FOR  THE  MERGER  AND  SPINOFF

     The managements of the Company and of Flex Financial believe that Flex Financial's shareholders will benefit from receiving shares that have been registered under the Securities Act in exchange for their shares of capital stock of Flex Financial. Further, the managements of the Company and of Flex Financial believe that the distribution of Shares to the stockholders of American NorTel in the Spinoff will provide the basis for the creation of a public market for the common stock of the post-merger Company and that the existence of such a public market will benefit the Flex Financial
stockholders.        No  assurance  can  be given, however, that a market will
develop for the Common Stock or, if it develops, that it will be sustained. See "Risk Factors - No Assurance of a Public Market and Likelihood of a Volatile Market."

        In determining to undertake the Merger and Spinoff on the terms proposed, the board of directors of Flex Financial considered the 17% dilution to shareholders of Flex Financial and the fairness of the consideration received by the shareholders pursuant to the Merger and Spinoff. The board considered among other factors: prior disclosures to shareholders as to expected dilution in any merger and spinoff transaction, the amount of capital contributed by the shareholders, the estimated expenses and timing of an independent initial public offering of securities, the percentage of ownership to be held by investors in this Units Offering, the current market conditions in the over-the-counter securities market, the Company's proposed capital structure, possible future capital requirements of the Company, potential dilution to shareholders from Warrant exercise, the estimated costs of acquiring a fully reporting and current public shell corporation, the dilutive effects of such alternative transactions, the company's ability to develop a public market for its common stock, and the costs and dilutive effect of similar transactions necessary to accomplish a public underwriting and to become a widely owned public company. The board concluded that alternative undertakings posed a number of obstacles which management determined were unreasonable, including: substantial time requirements, legal and accounting costs, the inability to obtain an underwriter willing to commit to a firm underwriting, limited capital available to the company, and the potential amount of dilution likely to be experienced by the Flex Financial shareholders and other costs associated with an IPO or shell acquisition.

     The management of Flex Financial determined that, after research into other possible alternatives, the proposed Merger and Spinoff presented the fastest and least expensive method of accessing the U.S. public securities markets and providing the most desirable corporate vehicle for conducting its business operations. The criteria applied by the board was to obtain trading status for the shares held by Flex Financial's shareholders and to seek to raise additional capital in order to expand its business operations while utilizing its existing infrastructure, management and knowledge of its industry at the least cost to shareholders measured in terms of capital expended and dilution. Applying this criteria, the board determined that, considering the 17% dilution was in line with prior disclosures to shareholders regarding expected dilution in any merger and spinoff transaction, the terms of the proposed Merger and Spinoff were fair to its shareholders.

ACCOUNTING  TREATMENT  OF  PROPOSED  MERGER
     Because the Company is only a corporate shell and not an operating entity, the proposed Merger will be accounted for as if Flex Financial recapitalized.

PLAN  OF  MERGER

     The  complete  Plan  of  Merger  among  the  Company, Flex Financial, and
American  NorTel  is  included  in  this  Prospectus.    See "PLAN OF MERGER."

DESCRIPTION  OF  SECURITIES

     COMMON  STOCK.    The Company is authorized to issue 10 million shares of
Common Stock, $0.001 par value. As of the date of this Prospectus the Company had 20,000 shares of Common Stock issued and outstanding.

          VOTING RIGHTS. Holders of the shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shares voting for the election of the board of directors can elect all members of the board of directors.

          DIVIDEND  RIGHTS.    Holders of record of shares of Common Stock are
entitled to receive dividends when and if declared by the board of directors out of funds of the Company legally available therefor.

          LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the company available for distribution to shareholders, subject to the prior satisfaction of the liquidation rights of the holders of outstanding shares of Preferred Stock.

          PREEMPTIVE  RIGHTS.    Holders  of  Common  Stock  do  not  have any
preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the Company.

          REGISTRAR AND TRANSFER AGENT. Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572 serves as the transfer agent and registrar of the Company.

          DISSENTER'S RIGHTS. Under current Texas law, a shareholder is afforded dissenters' rights which if properly exercised may require the corporation to repurchase its shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the company's certificate of incorporation.

     REDEEMABLE COMMON STOCK PURCHASE WARRANTS. Pursuant to this Prospectus, the Company is offering 200,000 Class B Redeemable Common Stock Purchase Warrants ("Class B Warrants") and 200,000 Class C Redeemable Common Stock Purchase Warrants ("Class C Warrants")to purchase an aggregate of 400,000 shares of Common Stock.

          CLASS B WARRANTS. The Class B Warrants are being issued under a Warrant Agreement dated November 15, 1995 between the Company and Warrant Holders. Each Class B Warrant will be exercisable immediately upon its acquisition and until January 1, 2001, at an exercise price of $6.25 per Warrant, and shall entitle the holder thereof to receive one (1) share of Stock for each Class B Warrant exercised. Fractional shares of Stock will not be required to be issued upon exercise of the Class B Warrants. A Class B Warrant may be exercised by surrendering a Class B Warrant certificate with an executed form of election to purchase shares attached to the certificate, and paying to the Company the full exercise price for the B Warrants being exercised. Holders of Class B Warrants will not be entitled (by virtue of being Class B Warrant holders) to receive dividends, vote, receive notices of shareholders' meetings or otherwise have any rights of shareholders of the Company.

          The Class B Warrants are redeemable, at the option of the Company, at a price of $0.05 per Class B Warrant at any time after January 1, 1997, upon not less than 30 days prior written notice, provided that there is a public trading market for the Common Stock and that the reported high bid price of the Common Stock equals or exceeds $7.50 per share for the 20 consecutive trading days immediately prior to the date of the notice of redemption to warrant holders.

          The exercise price, number and kind of shares of Common Stock to be obtained by the exercise of the Class B Warrants is subject to adjustment in the event of a split of the Common Stock or in the event of the reorganization or recapitalization of the Company or of the merger or consolidation of the Company.

          The Company will reserve from the authorized and unissued shares a sufficient number of shares of Common Stock for issuance upon the exercise of the Class B Warrants.

          CLASS C WARRANTS. The Class C Warrants are being issued under a Warrant Agreement dated November 15, 1995, between the Company and Warrant Holders. Each Class C Warrant will be exercisable immediately upon its acquisition and until January 1, 2001, at an exercise price of $10.00 per Warrant, and shall entitle the holder thereof to receive one (1) share of stock for each Class C Warrant exercised. Fractional shares of stock will not be required to be issued upon exercise of the Class C Warrants. A Class C Warrant may be exercised by surrendering a Class C Warrant certificate with an executed form of election to purchase shares attached to the certificate, and paying to the Company the full exercise price for the Class C Warrants being exercised. Holders of Class C Warrants will not be entitled (by virtue of being Class C Warrant holders) to receive dividends, vote, receive notices of shareholders' meetings or otherwise have any rights of shareholders of the Company.

          The Class C Warrants are redeemable, at the option of the Company, at a price of $0.05 per Class C Warrant at any time after January 1, 1997, upon not less than 30 days prior written notice, provided that there is a public trading market for the Common Stock and that the reported high bid price of the Common Stock equals or exceeds $12.00 per share for the 20 consecutive trading days immediately prior to the date of the notice of redemption to warrant holders.

          The exercise price, number and kind of shares of Common Stock to be obtained by the exercise of the Class C Warrants is subject to adjustment in the event of a split of the Common Stock or in the event of the reorganization or recapitalization of the Company or of the merger or consolidation of the Company.

          The Company will reserve from the authorized and unissued shares a sufficient number of shares of Common Stock for issuance upon the exercise of the Class C Warrants.

     PREFERRED STOCK. The Company is authorized to issue 10 million shares of Preferred Stock, $0.001 par value. The preferences, rights and attributes of the Preferred Stock, which may be set forth in series, shall be determined by the board of directors at such times as series are authorized to be issued. As of the date of this Prospectus, the Company has not issued any shares of its authorized Preferred Stock.

     OTHER SECURITIES OF THE COMPANY. Under the terms of the Merger, all warrants and options of Flex Financial which are outstanding on the Effective Date shall be canceled and converted into warrants and options of the Company of equivalent tenor. Therefore upon the Effective Date of the Merger, the Company will have pursuant to the Merger the following additional securities outstanding.

          Class A Common Stock Purchase Options. In September 1995, Flex Financial authorized the issuance of 80,000 Class A Common Stock Purchase Options ("Class A Options") in connection with a private placement of 80,000 shares of common stock to its founding shareholders. As of the date of this Prospectus, all of such Class A Options continue to be owned by the original
subscribers  and  are  outstanding.    The  Class  A  Options  are  currently
exercisable and will terminate on December 31, 2000, and may be exercised at a price of $.50 per share.

          Unit Purchase Options. In connection with an IPO Bridge Loan, Flex Financial issued $50,000 principal amount of 10% subordinated notes ("Notes") and Unit Purchase Options ("Option Units"). The Option Units entitle the holders to purchase such number of equivalent units of Flex Financial's securities as may be offered in an initial public offering at an aggregate offering price of at least $60,000 pursuant to an effective registration statement filed under the Securities Act that closes prior to June 30, 1996. The number of equivalent units purchasable at a price of $.50 per unit is determined by dividing the IPO unit offering price into the principal amount of Notes. Under the terms of this Units Offering , holders of the Option Units are entitled to purchase 8,333 equivalent Units. By mutual consent, the applicable IPO closing date and expiration date for exercise was extended to March 31, 1998 and the holders were granted an additional 8,000 Option Units. As of the date of this Prospectus, all of such Class A Options continue to be owned by the original subscribers and are outstanding.

          CLASS B AND CLASS C WARRANTS. As of the date of this Prospectus Flex Financial had 28,000 Class B Warrants and 28,000 Class C Warrants outstanding to purchase an aggregate of 56,000 shares of common stock. These warrants were issued in a private placement that closed in April 1996 and are identical to those purchasable in this offering.

FEDERAL  INCOME  TAX  CONSEQUENCES

     THE MERGER.  The Merger should qualify as a type "A" reorganization under
Section 368(a)(1) of the Internal Revenue Code. However, when consideration is given to the fact that the Company is newly organized, the "step transaction doctrine" might be applied and, accordingly, the Company might be considered a continuation of Flex Financial with only a change of name or place of incorporation, a type "F" reorganization under Section 368(a)(1). Whether the Merger be characterized as a type "A" or "F" reorganization, the Company believes that there should be no recognition of taxable gain or loss to the shareholders of the Company by reason of the Merger.

     THE SPINOFF. It is anticipated that the distribution by American NorTel to its shareholders of the 20,000 Spinoff Shares will be a taxable event to American NorTel and to each of its shareholders receiving any of the Spinoff Shares. Gain (but not loss) would be recognized by American NorTel under
Section 311 of the Internal Revenue Code for any excess of the fair market value of the Company's stock on the date of actual distribution over the tax basis to American NorTel of such stock.

     SHAREHOLDERS OF AMERICAN NORTEL. As for American NorTel's shareholders who receive Spinoff Shares of the Company, the Spinoff shall occur prior to the vote by Flex Financial's shareholders to accept or reject the Merger. Since the result of the vote by Flex Financial's shareholders cannot be forecast, and since the Merger cannot and shall not become effective until after a favorable vote is obtained on the Merger, American NorTel takes the view that the fair market value of the Spinoff Shares on the date of the Spinoff should not have increased over the $0.05 price paid by American NorTel for the 20,000 Spinoff Shares.

     American NorTel has no current or accumulated earnings, and the distribution is being made from excess capital. Each shareholder of American NorTel should reduce the adjusted basis of his American NorTel stock by the fair market value of the distribution to him, and any remaining portion will be treated as capital gain in the same manner as a sale or exchange of the stock. This fair market value is assumed to be $0.02 per share, the estimated book value of Flex Financial on the dividend date. American NorTel
undertakes to advise its shareholders in    late     1997    or early 1998
should it deem the fair market value of the distributed Spinoff Shares on the date of distribution to have been different than $0.02 per share or
should  it  have  had  earnings  in     1997    ,  which  would  cause  the
distribution, to the extent of such earnings, to be taxed as a dividend and as ordinary income.

     The above discussion is not based upon an advance ruling by the Treasury Department but upon an opinion of M. Stephen Roberts, Esq., in his capacity as tax counselor to the Company (which tax opinion is one of the exhibits to the registration statement of which this Prospectus is a part). See "Risk Factors
-  Tax  Consequences."

PRO  FORMA  FINANCIAL  INFORMATION  AND  DILUTION

     Due to the fact that the Company has no substance or operating history - it was organized as a shell to accommodate the desire of Flex Financial's management to provide for the issuance of securities registered under the Securities Act to Flex Financial's shareholders, pro forma financial information giving effect to the Merger would not vary in any significant respect from the financial information of Flex Financial.

     Essentially, the effect of the Spinoff and Merger is to dilute by approximately 17% the equity of the shareholders of Flex Financial by transferring this equity to the shareholders of American NorTel. The effect of the Merger and Spinoff on the net tangible book value a share of the Company's Common Stock and Flex Financial's Common Stock is as follows:


                                BEFORE MERGER SPINOFF    AFTER MERGER SPINOFF
                               -----------------------  ----------------------
Company's Common Stock. . . .  $                 0.02   $               (0.30)
Flex Financial's Common Stock  $                (0.36)  $               (0.30)


MATERIAL  CONTACTS  AMONG  THE  COMPANIES

     Other than the proposed Spinoff and Merger described herein, there have been no material contracts, arrangements, understandings, relationships, negotiations or transactions among Flex Financial, the Company, and American NorTel during the periods for which financial statements appear herein.

REOFFERING  BY  PARTY  DEEMED  TO  BE  AN  UNDERWRITER

     The Shares described herein are to be redistributed by the owner of such Shares, American NorTel, who might be deemed to be an underwriter by reason of its intent to distribute such Shares. (See "Terms of the Merger" above).

     After the distribution by American NorTel of the Spinoff Shares to its shareholders, American NorTel will no longer own any shares of capital stock of the Company, except to the extent that an uncertain number of Spinoff Shares representing undistributed fractional an whole share interests, would not be allocated in the rounding down process (see "Terms of the Merger").

     A consequence to American NorTel, should it be deemed to be an underwriter of the Shares to be distributed to its shareholders, is that any person who purchases the registered Shares within three years after the distribution could assert a claim against American NorTel under Section 11 of the Securities Act of 1933. The purchase could be in the open market as long as the shares purchased can be traced to the registered Shares American NorTel distributes to its shareholders. Such a claim, to be successful, must be based upon a showing that statements in the registration statement were false or misleading with respect to a material fact or that the registration statement omitted material information required to be included therein.

     Open market purchasers may have to prove reliance upon the alleged misstatement or omission, but reliance may not necessarily require a showing that the purchaser actually read the registration statement but, instead, that the misstatements or omissions in the registration statement were a substantial factor in the purchase of the shares.

INTEREST  OF  COUNSEL

     M. Stephen Roberts, Esq., counsel to the Company, is named in this Prospectus as having given an opinion on the validity of the securities being registered, upon certain income tax consequences of the Merger and the Spinoff, and upon other legal matters concerning the registration or offering of the securities described herein. Mr. Roberts is the beneficial owner of
   21% of the issued and outstanding shares of Common Stock of Flex Financial and is the beneficial owner of less than .5% of the issued and outstanding shares of Common Stock of American NorTel and, by reason of this
ownership,  shall  become  the beneficial owner of approximately    20,102
Shares of the Company by way of the merger and American NorTel's distribution of the 20,000 Spinoff Shares to its shareholders.

SPECIAL  PROVISIONS  OF  THE  ARTICLES  OF  INCORPORATION  AND  TEXAS  LAW
     The provisions of the Articles of Incorporation and the Company's Bylaws, as amended (the "Bylaws"), summarized in the succeeding paragraphs, may be deemed to have an anti-takeover effect or may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in such shareholder's best interest, including those attempts that might result in a premium over the market price for the shares held by a shareholder.

     Pursuant to the Articles of Incorporation, the Board of Directors may, by resolution, establish one or more series of preferred stock, having such number of shares, designation, relative voting rights, dividend rates, liquidation or other rights, preferences and limitations as may be fixed by the Board of Directors without any further shareholder approval. Such rights, preferences privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of the Company.

     LIMITATION  OF  DIRECTOR  LIABILITY.    Texas  law  authorizes  a  Texas
corporation to eliminate or limit the personal liability of a director to the Company and its shareholders for monetary damages for breach of certain fiduciary duties as a director. The Company believes that such a provision is beneficial in attracting and retaining qualified directors, and accordingly, its Articles of Incorporation include a provision eliminating a director's liability for monetary damages for any breach of fiduciary duly as a director, except: (i) for any breach Of the duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any transaction from which the director derived an improper personal benefit; or
(iv) for certain other actions. Thus, pursuant to Texas law, the Company's directors are not insulated from liability for breach of their duty of loyalty (requiring that, in making a business decision, directors act in good faith and in the honest belief that the action was taken in the best interest of the Company), or for claims arising under the federal securities laws. The foregoing provisions of the Company's Articles of Incorporation may reduce the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breaches of their fiduciary duties, even though such an action, if successful might otherwise have benefitted the Company and its shareholders. Further, the Company may, but has no present intent to, execute indemnity agreements with present and future directors and officers for the indemnification of and advancement of expenses to such persons to the full extent permitted by law.

       INDEMNIFICATION. To the maximum extent permitted by law, the Articles of Incorporation and the Bylaws provide for mandatory indemnification of directors, officers, employees and agents of the Company against all expense, liability and loss to which they may become subject or which they may incur as a result of being or having been a director, officer, employee or agent of the Company. In addition, the Company must advance or reimburse directors and officers and may advance or reimburse employees and agents for expenses
incurred  by  them  in  connection  with  indemnifiable  claims.   The Company
believes that such a provision is beneficial in attracting and retaining qualified directors.

     Under Texas corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are made or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. In the case of any action or suit by or in the right of the corporation against such persons, the corporation is authorized to provide similar indemnification, provided that, should any such persons be adjudged to be liable for negligence or misconduct in the performance of duties to the corporation, the court conducting the proceeding must determine that such persons are nevertheless fairly and reasonably entitled to indemnification.

     The Articles of Incorporation include a provision eliminating liability for monetary damages for any breach of fiduciary duty as a director, except:
(i)  for any breach of the duty of loyalty to the Company or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any transaction from which the director derived an improper personal benefit; or (iv) for certain other actions. Thus, pursuant to Texas law, directors of the Company are not insulated from liability for breach of their duty of loyalty (requiring that, in making a business decision, directors act in good faith and in the honest belief that the action was taken in the best interest of the corporation), or for claims arising under the federal securities laws. The foregoing provisions of the Articles of Incorporation may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breaches of their fiduciary duties, even though such an action, if successful, might otherwise have benefitted the Company and its stockholders. Further, the Company may, but has no present intent to, execute indemnity agreements with present and future directors and officers for the indemnification of and advancing of expenses to such persons to the full extent permitted by law.

     To the extent any such indemnified persons are successful on the merits in defense of any such action, suit or proceeding, Texas law provides that they shall be indemnified against reasonable expenses, including attorney fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation. Indemnification and payment of expenses provided by Texas law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any bylaw, agreement, or vote of shareholders or disinterested directors. In such regard, a Texas corporation is empowered to, and may, purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. As a result of such corporation law, the Company may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such, with respect to matters involving the proposed Merger or, should the Merger be effected, matters that occurred prior to the Merger with respect to Flex Financial.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                 PRO FORMA FINANCIAL INFORMATION AND DILUTION

        Due to the fact that the Company has no substance or operating history
- it was organized as a shell to accommodate the desire of Flex Financial's management to provide for the issuance of securities registered under the Securities Act to Flex Financial's shareholders, pro forma financial information giving effect to the Merger would not vary in any significant respect from the financial information of Flex Financial.

     Essentially, the immediate effect of the Merger is to dilute by 17% the equity of the shareholders of Flex Financial by transferring this equity to the present shareholders of American NorTel.

                         INFORMATION ABOUT THE COMPANY

     The Company was incorporated under the laws of the State of Texas on March 21, 1996. It has no business or significant assets and was organized for the purpose of entering into the Merger proposed herein. (See "Terms of the Transaction - Terms of the Merger.) It has no employees; its management will serve without pay until the Merger should become effective.

DESCRIPTION  OF  BUSINESS  AND  PROPERTIES

     Should  the  Merger  be  approved  and effected, the Company shall be the
surviving  company,  but  the  Company's  management  (see  "   Management
Information - Directors, Executive Officers, and Significant Employees") shall not remain as the management of the Company. Control of the Company, through the voting power to elect the entire board of directors and thereby to replace management, shall pass to the present shareholders of Flex Financial, and Flex Financial's present directors and officers shall become the directors and officers of the Company.

     It is the intention of Flex Financial's present management to continue the business of Flex Financial as the business of the Company (see
"Information  about  Flex  Financial  -     Plan  of Operation    ") after the
Merger.

     The Company's present management consists of one person, Michael T. Fearnow. Prior to October 1, 1996, M. Stephen Roberts, Esq., served as the Company's management. Mr. Roberts is an attorney who was employed to incorporate the Company, prepare merger documents needed for the registration statement filed for the proposed merger, and serve as management of the Company pending the Merger.

        If the minimum number of Units are sold, the Company expects to realize net proceeds of $88,000 and if the maximum number of Units are sold the Company expects to realize net proceeds of $500,000. The Company will use the first $60,000 of the net proceeds raised from the Units Offering to repay the Bridge Loans and accrued interest. The Company will use the $28,000 balance of net proceeds of a minimum Units Offering as principal to make Subordination and Bridge Loans. The Company will use $395,000 of the balance of net proceeds of a maximum Units Offering as principal to make Subordination and Bridge Loans and will use the remaining $45,000 to provide general working capital to be applied to overhead and/or general and administrative expenses.

     Although a minimum Units Offering will severely limit the Company's ability to participate in Subordination and Bridge Loans because of the limited capital the Company will have available for investment, and may require that the Company actively seek Spinoff Transactions to generate revenues, management believes that the Company can satisfy its cash requirements for the twelve month period following closing of the Units Offering without being required to raise additional funds during that period. The Company does not anticipate the purchase or sale of assets for the twelve month period following closing of the Units Offering nor does it expect to have any employees or to hire any employees during the upcoming twelve month period. The Company does not intend to use any of its cash or capital to engage in Spinoff Transactions. All costs and expenses associated with a Spinoff Transaction will be borne by the Public Candidate. The Company has limited overhead expense and no employees and intends that its cash payments for general, administrative and overhead expenditures be limited to 15% of net Units Offering proceeds in excess of $200,000. Further, the Company's cash requirements are expected to be minimized as a result of an agreement with Focus-Tech Investments, Inc. described below.

     Upon closing of the Units Offering Focus-Tech Investments, Inc., a Nevada corporation wholly owned by Mr. Fearnow, has agreed to provide to the Company such general and administrative services, which will include the cost of the use of office space, personnel, facilities and equipment, as may be required for the Company's business use on a monthly basis. The Company will share a portion of approximately 3,000 square feet of office space in premises occupied by Focus-Tech Investments, Inc. and Financial Public Relations, Ltd. at 770 S. Post Oak Lane, Suite 515, Houston, Texas 77056. The Company believes that such space and services will be adequate for the business of Flex Financial into the foreseeable future. The Company has agreed to pay Focus-Tech a monthly fee of $4,000 for such general and administrative services and Focus-Tech has agreed to make this space available as long as required for the use of the Company. Focus-Tech has agreed that its fee for providing such services shall be paid only out of 15% of net Units Offering proceeds in excess of $200,000 ($45,000) and thereafter agrees to accrue the monthly fee for payment solely out of the fees, interest earned and earnings generated by the Company's business.

     During the twelve month period following closing of the Units Offering, the Company expects to earn fees and interest on Bridge Loans and Subordination Loans by participating in Subordination and Bridge Loans of less than six months duration in amounts of $10,000 to $150,000 depending upon the capital available. The Company expects that such fees and earnings will be sufficient to meet its operating expenses. The Company will attempt to diversify its loan portfolio and limit the size and number of transactions consistent with the amount of capital raised in the Units Offering. The minimum net proceeds of $88,000 is expected to permit the Company to repay the Bridge Loans and have sufficient capital to participate in minimal
Subordination and Bridge Loans. The maximum net proceeds of $500,000 is expected to permit the Company to participate in three to six Subordination and Bridge Loan transactions during the 12 months following closing of the Units Offering. The Company further intends to syndicate its participation in Subordination and Bridge Loans through third party investors as a means of reducing its risk and diversifying its financing portfolio. The Company also expects to retain a minority equity position in a Public Candidate as a fee for acting as the parent corporation in a Spinoff Transaction after distributing a major portion of the earned equity to its shareholders in the form of a dividend.

     The Company does not anticipate the need for additional capital on a long term basis unless it suffers significant losses in its loan portfolio, loss of earnings. Lack of positive cash flow, inadequate capital, or loss of commitment from Focus-Tech to provide facilities and equipment. The Company does not believe it can participate in more than three to six Subordination and Bridge Loan transactions a year because of the completion time of a transaction and the duration of the loans. The net proceeds of a maximum Units Offering and fees and interest earned from Subordination and Bridge Loans is expected to provide sufficient capital to support the Company's business operations into the long term. The Company also intends to liquidate any equity retained in a Spinoff Transaction during the twenty-four-month period of a public market developing in the Public Candidate. In the event earnings from the Company's short term financing transactions are not sufficient to meet its operating expenses, or if the Company determines to expand its participation in Subordination and Bridge Loans, or it the Company suffers losses in its loan portfolio requiring additional capital, or otherwise, the Company will endeavor to raise needed capital in a private placement or public offering of its securities.

COURSE  OF  BUSINESS  SHOULD  THE  MERGER  NOT  OCCUR

     Should the Merger not be approved and effected, the Company will be without any property or business. The Company's management has no present plans for this contingency but would seek to acquire, in exchange for stock of the Company, a business or assets that would constitute a business. Should no acquisition that would cause the Company to become a going concern be made within 18 months after the date of the Registration Statement of which this Prospectus is a part, the holders of the majority of the issued and outstanding shares of Common Stock will have the voting power to cause a dissolution of the Company, and persons who would be the holders of a majority of these shares have indicated their intention to do so.

LEGAL  PROCEEDINGS

     Neither the Company nor its property is a party to or the subject of pending legal proceedings.

MARKET  FOR  THE  COMPANY'S  COMMON  STOCK  AND  RELATED  STOCKHOLDER  MATTERS

     There is no public trading market for the Company's Common Stock. As of the date of this Prospectus, there is one holder of record of the Company's 20,000 shares of issued and outstanding capital stock. After the Spinoff (see "Terms of the Transaction - Terms of the Merger") these 20,000 shares of stock shall be owned of record by American NorTel's approximately 780 shareholders.

     Should the Merger be approved and effected, (i) the Escrow Agent will release from escrow the certificates representing the ownership of the 20,000 Spinoff Shares, which certificates would be delivered to the approximately 780 persons owning the Spinoff Shares (except for certificates representing fractional share interests and small-denomination shareholders, see "The Escrow Arrangement") and (ii) the 12 shareholders of Flex Financial will receive 94,000 shares of Common Stock of the Company in exchange for all the issued and outstanding shares of capital stock of Flex Financial. An additional 217,665 shares of Common Stock of the Company will be reserved for issuance against the exercise of Company options and warrants that would replace existing options and warrants of Flex Financial.

     There can be, and is, no assurance that market makers will make or maintain a market in the stock or that, even if a market is made and maintained in the stock, that the stock will trade at prices deemed attractive or reasonable to the shareholders of the Company.

     The Company's stock will not be eligible for quotation on the NASDAQ Small Cap Market ("NASDAQ") (i) until it trades at a price of $3 per share or higher and (ii) unless it meets other NASDAQ requirements regarding assets and shareholders' equity, which it will not yet meet even if the Merger is approved and effected. No assurance can be made that the Common Stock will ever become eligible for quotation on NASDAQ.

          The Company's stock is expected to be quoted on an NASD inter-dealer system called "the Bulletin Board." While some Bulletin
Board stocks are actively traded, they do not draw the interest of the NASD brokerage community held by NASDAQ stocks or exchange-listed stocks. The eligibility requirements for listing the Company's stock on exchanges are generally as high or higher than the requirements for eligibility for quotation on NASDAQ, and the Company has no present plans to list its stock on an exchange. Hence, the plans of the Company to use its stock for business acquisition purposes are likely to be adversely affected unless and until its stock becomes eligible for quotation on NASDAQ.

     Further, holders of the Shares offered herein face the prospect, should the Merger be approved and effected, of an indefinite period during which the Shares will be subject to trading severities imposed on Bulletin Board, so-called "penny stocks" (stocks that trade at less than $5 per share) by regulations of the Securities and Exchange Commission. The effect of these trading severities is to reduce broker-dealer and investor interest in trading or owning "penny stocks" and, hence, could inhibit the ability of the Company's stock to reach a trading level of $3 per share or higher and thereby become eligible for quotation on NASDAQ even if the Company meets NASDAQ's assets and shareholders' equity requirements in the future.

     Flex Financial has obtained agreements from the beneficial owners of at least 50% of their presently outstanding shares of capital stock to the effect that these owners will not sell any of their shares of post-Merger Company stock (without first obtaining the written authorization of Flex Financial's president) for the following periods after the Merger becomes effective and information about the Company is published in Moody's OTC Industrial Manual:
Flex  Financial's  shareholders  -  180  days.

RULE  144  AND  RULE  145  RESTRICTIONS  ON  TRADING

     Should the Merger and Spinoff transaction described herein be approved and effected, all issued and outstanding shares of Common Stock of the Company shall have been issued or distributed pursuant to registration with the Commission. Nevertheless, some of the Shares, even though deemed not to be "restricted securities," as such term is used by the Commission, will be subject to certain restrictions on their transfer for value.

     Holders of the Shares who are deemed to be affiliates of Flex Financial at the time of the vote on the Merger, in order to sell their Shares, must either register them for sale or comply with the resale provisions set forth in paragraph (d) of the Commission's Rule 145, unless some other exemption-from-registration provision is available. The resale provisions of paragraph (d) of Rule 145 refer to certain provisions of the Commission's Rule 144 which require that:

     - there must be available, to the public, current information about the Company of a quality meeting certain Commission requirements,

     - transfers for value by such affiliates can occur only either through broker transactions not involving the solicitation of buyers or directly to market-makers, and

     - each such affiliate can transfer for value, during a 90-day period, no more Shares than the greater of 1% of all issued and outstanding shares of Common Stock of the Company (20,000 Shares immediately after the Merger) or the average weekly volume of trading in such Common Stock reported through the automated quotation system of NASDAQ during the four calendar weeks prior to placing the sell order with a broker-dealer.

     The above described resale provisions of Rule 145 shall continue, for persons who are affiliates of Flex Financial at the time of the vote on the Merger, for two years after the Merger, at which time only the current public information requirement shall continue. At such time as any such affiliate has ceased to be an affiliate of the post-merger company for at least three months, and provided at least three years have elapsed since the date of the Merger, then even the current public information requirement will no longer be required for such a former affiliate to sell any of the Shares acquired in the Merger.

     The Company believes that none of the 20,000 Spinoff Shares will be subject to any restrictions on trading or transfers for value, by reason of these Shares' being registered for the Spinoff. Further, none of the 94,000 Shares of the Company to be distributed in the Merger to Flex Financial shareholders other than to Flex Financial officers and directors and to affiliates of Flex Financial prior to the Merger will be subject to any restrictions on transfer. Accordingly, after the effective date of the Merger and the redistribution of the Spinoff Shares, there shall be 114,000 Shares in the "public float," i.e., subject to no Rule 144 or other applicable securities law restrictions on their being traded or transferred for value. It is estimated that in excess of 300 persons will own these Shares of record, the offering of which for sale could have a materially adverse effect on the market price of the Company's stock. However, for a period of 180 days after the Merger should become effective and information about the post-Merger Company has been published in Moody's OTC Industrial Manual, at least half of the Flex Financial outstanding Shares are subject to restrictions on trading by reason of agreements among the shareholders owning these Shares. See "Information about the Company - Market for the Company's Common Stock and Related Stockholder Matters."

     There is no equity of the Company subject to outstanding options or warrants to purchase, or securities convertible into, equity of the Company. However, under the terms of the Merger, all warrants and options of Flex Financial which are outstanding on the Effective Date shall be canceled and converted into warrants and options of the Company to buy an equivalent number of shares. See "Terms of the Transaction - Description of Securities - Other Securities of the Company".

     The Company has had no operations or earnings and has declared no dividends on its capital stock. Should the Merger be approved and effected, there are no restrictions that would, or are likely to, limit the ability of the Company to pay dividends on its Common Stock, but the Company has no plans to pay dividends in the foreseeable future and intends to use earnings, if any, for business expansion purposes. (See "Information about the Company- Description of Business and Properties.")

FINANCIAL  STATEMENTS

     Set forth below are the independent  auditor's  report dated    August 5,
1997     with  respect  to  the  Company's financial statements as of July 31,
   1997 and      1996,  and  the  notes  to  the  financial  statements.




                         FLEX ACQUISITIONS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                             FINANCIAL STATEMENTS

                         JULY 31,    1997 AND     1996


                                C 0 N T E N T S


                                               Page
Independent Auditor's Report. . . . . . . . .     2

Balance Sheets. . . . . . . . . . . . . . . .     3

Statements of Operations. . . . . . . . . . .     4

Statements of Changes in Stockholder's Equity     5

Statements of Cash Flows. . . . . . . . . . .     6

Notes to Financial Statements . . . . . . . .   7-9


                         INDEPENDENT AUDITOR'S REPORT


To the Stockholder and Directors of Flex Acquisitions Corporation
(A  Development  Stage  Company)
Houston,  Texas


We have audited the accompanying balance sheets of Flex Acquisitions Corporation (A Development Stage Company) as of July 31, 1997 and 1996, and the related statements of operations, changes in stockholder's equity and cash flows for the year ended July 31, 1997 and the period March 22, 1996 (date of inception) through July 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flex Acquisitions Corporation (A Development Stage Company) at July 31, 1997 and 1996, and the results of its operations and its cash flows for the year and period then ended in conformity with generally accepted accounting principles.




    /s/Harper  &  Pearson  Company
---------------------------------------
       Harper  &  Pearson  Company


Houston,  Texas
   August  5,  1997

FLEX  ACQUISITIONS  CORPORATION
A  DEVELOPMENT  STAGE  COMPANY
BALANCE  SHEETS
JULY  31,     1997  AND      1996



          ASSETS
          ------
   OTHER ASSETS
  Start-up costs . . . . . . . . . . . . . . . . .  $  4,992   $      4,992
                                                    =========  =============


    LIABILITIES AND STOCKHOLDER'S EQUITY
--------------------------------------------------


CURRENT LIABILITIES
  Note payable, Flex Financial Group, Inc. . . . .  $  4,000   $        -0-
  Accounts payable . . . . . . . . . . . . . . . .       134            134
  Interest payable . . . . . . . . . . . . . . . .       534            134
                                                    ---------  -------------

      TOTAL CURRENT LIABILITIES. . . . . . . . . .     4,668            268
                                                    ---------  -------------

LONG-TERM NOTE PAYABLE, FLEX FINANCIAL GROUP, INC.       -0-          4,000
                                                    ---------  -------------

STOCKHOLDER'S EQUITY
  Preferred stock, no par value, 10,000,000
    shares authorized, none issued and
    outstanding, rights, preferences,
    qualifications, limitations and
    restrictions and any other benefits
    to be determined by the Board of
    Directors. . . . . . . . . . . . . . . . . . .       -0-            -0-
  Common stock, $.001 par value, 10,000,000
    shares authorized, 20,000 shares sold
    and to be issued . . . . . . . . . . . . . . .        20             20
  Additional paid-in capital . . . . . . . . . . .       980            980
  Deficit accumulated during the development stage      (676)          (276)
                                                    ---------  -------------

                                                         324            724
                                                    ---------  -------------

                                                    $  4,992   $  4,992
                                                    =========  =============


                            See accompanying notes.

FLEX  ACQUISITIONS  CORPORATION
A  DEVELOPMENT  STAGE  COMPANY
STATEMENTS  OF  OPERATIONS
   YEAR  AND  PERIOD  ENDED  JULY  31,  1997  AND  1996





                                                       July 31,   Cumulative
                                            1997       1996(1)        (2)
                                         ----------  ------------  ---------
EXPENSES
  Interest expense. . . . . . . . . . .  $     400   $       134   $    534
  Outside services. . . . . . . . . . .        -0-            80         80
  Bank service charges. . . . . . . . .        -0-            54         54
  Postage and delivery. . . . . . . . .        -0-             8          8
                                         ----------  ------------  ---------

                                               400           276        676
                                         ----------  ------------  ---------


NET LOSS. . . . . . . . . . . . . . . .  $    (400)  $      (276)  $   (676)
                                         ==========  ============  =========


LOSS PER COMMON SHARE . . . . . . . . .  $    (.02)  $      (.01)  $   (.03)
                                         ==========  ============  =========


SHARES USED IN COMPUTING LOSS PER SHARE     20,000        20,000     20,000
                                         ==========  ============  =========


(1)          March  22,  1996  (Date  of  Inception)  to  July  31,  1996
(2)          March  22,  1996  (Date  of  Inception)  to  July  31,  1997





                            See accompanying notes.

FLEX  ACQUISITIONS  CORPORATION
A  DEVELOPMENT  STAGE  COMPANY
STATEMENTS  OF  CHANGES  IN  STOCKHOLDER'S  EQUITY
   YEAR  ENDED  JULY  31,  1997 AND PERIOD     MARCH 22, 1996 THROUGH JULY 31,
1996


                                        Additional
                 Preferred    Common      Paid-In     Retained
                   Stock       Stock      Capital    (Deficit)       Total
                 ----------  ---------  -----------  ----------  --------------
Sale of Common
  Stock . . . .  $      -0-  $      20  $       980  $     -0-   $       1,000


Net Loss. . . .         -0-        -0-          -0-       (276)           (276)
                 ----------  ---------  -----------  ----------  --------------


Balance -
  July 31, 1996         -0-         20          980       (276)            724



Net Loss. . . .         -0-        -0-          -0-       (400)           (400)
                 ----------  ---------  -----------  ----------  --------------


Balance -
  July 31, 1997  $      -0-  $      20  $       980  $    (676)  $     324
                 ==========  =========  ===========  ==========  ==============





                            See accompanying notes.

FLEX  ACQUISITIONS  CORPORATION
A  DEVELOPMENT  STAGE  COMPANY
STATEMENTS  OF  CASH  FLOWS
   YEAR  AND  PERIOD  ENDED  JULY  31,  1997  AND  1996




                                                       July 31,    Cumulative
                                             1997       1996(1)        (2)
                                          ----------  ------------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                  $   (400)    $   (276)    $   (676)
                                          ----------  ------------  ---------
Adjustments to reconcile net loss to net
cash used by operating activities:
Change in operating assets and
liabilities:
Accounts payable                             -0-          134          134
Interest payable                             400          134          534
                                          ----------  ------------  ---------

Total Adjustments                            400          268          668
                                          ----------  ------------  ---------

Net Cash Used by Operating
Activities                                   -0-          (8)          (8)
                                          ----------  ------------  ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Start-up costs                               -0-        (4,992)      (4,992)
                                          ----------  ------------  ---------

Net Cash Used by Investing
Activities                                   -0-        (4,992)      (4,992)
                                          ----------  ------------  ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Long-term note payable, Flex Financial
Group, Inc.                                  -0-         4,000        4,000
Proceeds from issuance of common stock       -0-         1,000        1,000
                                          ----------  ------------  ---------

Net Cash Provided by Financing
Activities                                   -0-         5,000        5,000
                                          ----------  ------------  ---------

NET INCREASE IN CASH                         -0-          -0-          -0-

CASH AT BEGINNING OF PERIOD                  -0-          -0-          -0-
                                          ----------  ------------  ---------

CASH AT END OF PERIOD                      $    -0-     $    -0-    $    -0-
                                          ==========  ============  =========

(1)          March  22,  1996  (Date  of  Inception)  to  July  31,  1996
(2)          March  22,  1996  (Date  of  Inception)  to  July  31,  1997






                            See accompanying notes.

FLEX  ACQUISITIONS  CORPORATION
A  DEVELOPMENT  STAGE  COMPANY
NOTES  TO  FINANCIAL  STATEMENTS
JULY  31,  1997  AND  1996



NOTE  A          BASIS  OF  PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                 POLICIES

Flex Acquisitions Corporation (A Development Stage Company) (Acquisitions) a wholly owned Texas subsidiary of American Nortel Communications, Inc. (American Nortel) was incorporated on March 21, 1996 for the purpose of; (a) merging with Flex Financial Group, Inc. (Flex Financial), an entity
   under      common     management  because  of  overlapping  director  and
officers, and (b) a proposed filing of a registration statement with the Securities and Exchange Commission. Simultaneously with these transactions, it is anticipated that American Nortel will then distribute its shares of the Company to American Nortel shareholders. The newly formed public Company will then engage in the business of participating in certain short-term financing opportunities (terms of less than one year) in the underwriting segment of the securities industry and in certain long-term financing and investment opportunities (terms of greater than one year) in transactions with operating businesses with significant growth potential.

The Company has no business operations or significant capital and does not intend to engage in any active business until it merges with Flex Financial. Should the merger not occur, the Company would seek other business opportunities and if none were found, would be dissolved within eighteen months by a vote of the majority of its common stockholders.

   Common management of the Company and Flex Financial result from the following relationships; Michael T. Fearnow, sole director and officer of the Company holds similar positions with Flex Financial and is the sole owner of Focus-Tech Investments, Inc., a 17.5% owner of the Company. Financial Public Relations, Ltd. is a Texas limited partnership with all interests owned by entities controlled or owned by M. Stephen Roberts, a 17.5% owner of the Company. Focus-Tech Investments, Inc. is a Nevada corporation wholly owned by Michael T. Fearnow. Mr. Fearnow is also the sole director and officer of Focus-Tech Investments, Inc. M. Stephen Roberts, attorney at law, is a 17.5% owner of the Company and less than .5% shareholder in American Nortel.

Merger  Spin-Off  - The Company agreed to merge with Flex Financial on July 1,
----------------
1996. Flex Financial is a developmental stage company formed to participate in certain short-term financing opportunities (terms of less than one year) in the underwriting segment of the securities industry and to participate in certain long-term financing and investment opportunities (terms of greater than one year) in transactions with operating businesses with significant growth potential.

The Company will be the surviving corporation (Survivor) but Flex Financial will elect all directors and officers of the Survivor. All currently outstanding stock of Flex Financial will be canceled and converted into 94,000 shares of the Company's common stock. Flex Financial has options and warrants currently outstanding which will be canceled and options and warrants on the Company's common stock will be issued according to the plan of merger.

The merger is contingent upon the effectiveness of the registration statements, and upon the shareholders of the Company and of Flex Financial approving the proposed merger.

Management's  Estimates  -  Management  uses  estimates  and  assumptions  in
-----------------------
preparing financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.
Loss  Per  Common Share - Loss per common share is computed using the weighted
-----------------------
average  number  of  shares  of  common  stock  outstanding during the period.

FLEX  ACQUISITIONS  CORPORATION
A  DEVELOPMENT  STAGE  COMPANY
NOTES  TO  FINANCIAL  STATEMENTS
JULY  31,  1997  AND  1996


NOTE  A          BASIS  OF  PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                 POLICIES  (CONTINUED)

Income  Taxes  - For the year    and period     ended July 31,    1997 and
-------------
1996,  the  Company incurred net operating losses amounting to    $400     and
$276   , respectively.     Net operating loss    carryforwards     will expire
in  the     years  2012  and      2011,  if  not  previously  utilized.

No  tax  benefit  for the loss carryforward has been reported in the financial
statements.  Accordingly,  the  tax  benefit  of  approximately     $230
resulting from the utilization of the loss carryforward has been offset by a valuation allowance of the same amount.

Start-up  Costs  -  Represents  legal  and  other  costs  associated  with the
---------------
organization of the Company and services in connection with the anticipated merger/spin-off with American Nortel Communications, Inc. and Flex Financial Group, Inc. These costs will be amortized over a five year period upon commencement of operations.

   Operating Costs - Subsequent to December 31, 1996, pursuant to an agreement
------------------
with Flex Financial, the Company is provided free rent, accounting services, management and other operating expenses.


NOTE  B          LONG-TERM  NOTE  PAYABLE,  FLEX  FINANCIAL  GROUP,  INC.

Long-term  note  payable    to Flex Financial Group, Inc. at July 31, 1997 and
1996  is  as  follows:


                                             1997      1996
                                           --------  --------
Flex Financial Group, Inc. - 10% note,
at the option of the holder the note is
convertible into common stock in
multiples of $1,000 unpaid principal
at a conversion price of $.05 per share
at any time up to maturity, subordinated,
redeemable at a 10% premium due
March 31, 1998, renewable for an
additional two year term, interest
payable at redemption or maturity;
unsecured . . . . . . . . . . . . . . . .  $  4,000  $  4,000

Less current portion. . . . . . . . . . .     4,000       -0-
                                           --------  --------

Long-term portion . . . . . . . . . . . .  $    -0-  $  4,000
                                           ========  ========

FLEX  ACQUISITIONS  CORPORATION
A  DEVELOPMENT  STAGE  COMPANY
NOTES  TO  FINANCIAL  STATEMENTS
JULY  31,  1997  AND  1996


NOTE  C      TRANSACTIONS AND BALANCES WITH FLEX FINANCIAL GROUP, INC. AND MR.
             STEVE  ROBERTS

Transactions and balances with Flex Financial and Mr. Roberts at July 31, 1997 and 1996 are as follows:


                              1997      1996
                            --------  --------
Flex Financial Group, Inc.
  Interest expense/payable  $    400  $    134
                            ========  ========
Roberts - Attorney at Law;
  initial registered agent
    Start-up costs . . . .  $    -0-  $  4,992
                            ========  ========





                       INFORMATION ABOUT FLEX FINANCIAL

     Flex Financial Group, Inc. ("Flex Financial") was incorporated under the Business Corporation Law of the State of Texas on August 17, 1995.

MANAGEMENT'S  PLAN  OF  OPERATION

     The following should be read in conjunction with the Financial Statements of Flex Financial and the Notes thereto, and the other financial and other information included elsewhere in this Prospectus. This Prospectus contains certain statements regarding future trends which are subject to various risks and uncertainties. Such trends, and their anticipated impact on Flex Financial, could differ materially from those discussed in this Prospectus. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" and elsewhere in this Prospectus.

     Flex Financial was organized in August 1995 and is in the development stage. Flex Financial has not yet commenced operations, has not generated any revenues from operations to date, and will not generate any revenues from operations until after the completion of the Units Offering, which the company anticipates will occur in December 1997. There can be no assurance that the company will be able to successfully generate meaningful revenue or achieve profitable operations.

     Since inception, Flex Financial has developed a business plan; developed and disseminated promotional material to prospective clients of its business services; identified potential clients with respect to its services; developed a marketing strategy; and raised an aggregate of $137,200 in gross proceeds through private equity and debt offerings.

     LIQUIDITY AND CAPITAL RESOURCES. As of July 31, 1997, Flex Financial has approximately $10,000 in cash and cash equivalents. It is anticipated that the company will realize $500,000 in net proceeds from the
sale  of  the  Common Stock and Warrants offered in the    Units Offering.
The net proceeds of the Units Offering will be used to pay off the Bridge Loans, to commence investment in Bridge Loans and Subordination Loans, and to pay for general administrative and overhead expenses incurred in connection therewith.

     Flex  Financial  is  dependent  upon  the  proceeds  of  the     Units
Offering, existing cash, and cash flow from operations, if any, or other financing, if available, to implement its proposed business plan. Management believes that the proceeds from the sale of the Common Stock and Warrants offered in the Units Offering will enable Flex Financial to satisfy its anticipated financing needs for a period of at least 12 months following the Effective Date. However, there can be no assurance that Flex Financial will have sufficient capital resources to permit it to fully implement its business plan.

PLAN  OF  OPERATION

     BUSINESS OBJECTIVES. Flex Financial was formed primarily to serve as a vehicle to invest in short-term financing opportunities in the underwriting segment of the securities industry. The company intends to participate in short-term financing opportunities by (i) providing equity subordination loans to underwriters requiring additional excess net capital for underwriting specific issues on a firm commitment basis ("Subordination Loans") and (ii) providing bridge loans to selected issuers to connection with initial public offerings and secondary financing ("Bridge Loans"). The business objectives of the company are to (i) provide Subordination Loans to selected underwriters for specific issues on terms suiting the company's investment requirements, and (ii) to provide Bridge Loans on a highly selective basis within established guidelines to issuers meeting the company's due diligence standards. Flex Financial also intends to engage in "spinoff" activities such as are described herein, such spinoffs to involve the distribution, by way of stock dividends or otherwise, of registered shares of stock of other companies. The company intends to use the proceeds of the Units Offering primarily to provide the capital to commence the investigation, negotiation and participation in Subordination and Bridge Loans.

     The company believes that financing opportunities will become available to it due primarily to the contacts of its officers, directors and consultants with entities and individuals participating in various segments of the securities industry, liquidity of its assets, its future status as a publicly-held company, and its flexibility in structuring and participating in financing opportunities. The company has no agreement or understanding to participate in any financing opportunity, nor does it currently have any
opportunity  under  investigation.    Decisions  as  to  which  financing
opportunities to participate in will be made by management of the company, which will in all probability act without the consent, vote, or approval of
   Flex  Financial's      stockholders except when required by applicable law.

     BUSINESS EXPERIENCE OF PRINCIPALS. The present executive officer and director and certain consultants who have been retained by Flex Financial have business experience which has provided them with certain skills which the company believes will be helpful in identifying and evaluating potential Bridge Loan and Subordination Loan candidates and in negotiating the terms
of  Bridge  Loans  and  Subordination  Loans.        They have had significant
experience in a variety of business transactions, including providing investment banking, underwritings, bridge loans and general business consulting to public and private companies in the $5 million to $10 million asset range. The company expects to actively recruit board members with extensive management, financial and entrepreneurial backgrounds to assist in these endeavors. The company expects that future directors will have similar experience and/or extensive business management and financial management experience. In addition, the Board of Directors may establish an advisory committee (the "Advisory Committee") consisting of up to eight (8) persons to assist in finding and evaluating potential candidates for Bridge Loans and Subordination Loans. Members of the Advisory Committee will have significant experience in the securities industry primarily in areas of business interest to the company. The Advisory Committee will not have any role in the management of the business of the company, but will be available, to the extent management may require, to consult with management as to potential candidates for Bridge Loans and Subordination Loans.

     BUSINESS  PLAN.

     GENERAL. Flex Financial was organized to provide Subordination Loans to selected underwriters requiring short term additional net capital to underwrite specific issues on a firm commitment basis; to provide Bridge Loans on a highly selective basis within established guidelines to selected issuers meeting the company's due diligence standards to facilitate initial public offerings or secondary financing; and to engage in "spinoff" activities in which the company serves as a vehicle or facility for private operating companies to effect public status.

     The company will generally use the proceeds of the Units Offering, after paying off the Bridge Loans, to investigate and, if warranted, participate in a financing opportunity with immediate short-term earnings potential. Because of the company's limited financial, managerial, and other resources, the number of suitable potential financing opportunities which will be available to it under its criteria will be extremely limited. The company currently has no commitment or arrangement to participate in any financing opportunity and cannot now predict what type of opportunity may become available to it.

     Management of the company has virtually unlimited discretion in searching out and participating in a financing opportunity. The company is unable to predict when it may become engaged in a financing opportunity. It expects, however, that review and analysis of specific proposals and the selection of a financing opportunity will likely take several weeks or more following the successful completion of this offering. There can be no assurance as to when or if a financing opportunity will become available, however, management is confident that such opportunities will become available.

     Management anticipates that the company may be able to participate in ongoing financing opportunities. This diversification should enable the company to reduce its risks by offsetting potential losses from one financing against gains from another.

SUBORDINATION  AND  BRIDGE  LOANS.

     SUBORDINATION  LOANS.     Flex  Financial      intends  to  provide
Subordination Loans to selected underwriters to facilitate the underwriting of specific issues on a firm commitment basis. Small underwriters seek short-term equity subordinated underwriting loans to meet excess net capital requirements for firm commitment underwritings. The Company intends to participate in Subordination Loans that can be structured with the following general terms. Subordination Loans will typically be very short term loans (maximum term of 30 to 45 days) made to an underwriter for the purpose of meeting excess net capital requirements for a specific firm commitment underwriting. Principals of the underwriter will in most cases be required to personally guarantee repayment of the loan. The terms of the loan will normally require that loan proceeds be maintained in a segregated account invested in short term money market or similar securities. The underwriter will normally be expected to pay a minimum of 2% of the amount of the underwriting for the loan, yielding a return of 7% to 10% to the Company. The Company expects to participate in up to six Subordination Loans a year in amounts ranging from $50,000 to $150,000 each, yielding a return in excess of 50% per year.

     BRIDGE LOANS. Flex Financial intends to provide Bridge Loans to selected issuers to facilitate an issuer's initial public offering or secondary public financing. Bridge Loans are typically short term loans (maximum term of one year with mandatory prepayment out of the proceeds of the underwriting) made to an issuer for the purpose of providing funds to pay underwriting costs and to a lesser extent general corporate expenses relating to the underwriting. The Company intends to participate in Bridge Loans that can be structured with the following general terms. In the typical transaction the Company would expect the loan to be repaid from the proceeds of the underwriting within 4 to 6 months of the loan. The loan would typically range in amount from $50,000 to $200,000 and normally carry an interest rate of three to five points above prime. The Company will require an equity enhancement in the form of warrants or cheap stock designed to provide a return of 200% to 300% of the loan amount within 12 to 18 months of the loan. In connection with equity enhancements, the Company will require demand and piggy back registration rights with expenses paid by the issuer. Principals of the issuer will be expected to personally guarantee repayment of the loan and in most cases the loan will collateralized by some assets of the issuer.

     TYPICAL SCENARIOS. Although the Company cannot predict the exact terms and structure of any financing transaction in which it may participate, the following represents the type of transaction structures that the Company will attempt to negotiate.

     With respect to a typical scenario for a Subordination Loan, the Company intends to seek situations in which a small underwriter with net capital of $500,000 or less wants to underwrite an entire issue of $4 million to $10 million on a firm commitment basis. NASD and SEC rules and regulations require the underwriter to have excess net capital of 30% of the retention less underwriting fees. A $5 million firm commitment underwriting would require  $5,000,000  X  .90  =  $4,500,000  X  .30  = $1,350,000 in excess net capital. An underwriter requiring another $850,000 in excess net capital to underwrite the issue would require additional underwriters or a subordinated underwriting loan to provide the additional $850,000 in excess net capital. The Company would expect to participate in such a subordinated loan in the
amount  of     $150,000        which  would  underwrite    $500,000     of the
issue. The underwriter would expect to pay a minimum of 2% of the underwritten amount or $10,000 for the loan, yielding a return to the Company of 7% to 10% over a 30 to 45 day period.

     With respect to a typical scenario for a Bridge Loan transaction, the Company will expect to make a one year $100,000 Bridge Loan to an issuer to facilitate the issuer's initial public offering to be priced at $5.00 per share. The loan would bear interest at 13% per annum with mandatory prepayment from the proceeds of the underwriting at closing. The loan will be personally guaranteed by the issuer's principals and collateralized by available assets of the issuer. The Company would expect to receive a stock purchase warrant to buy 50,000 shares of the issuer's common stock at $2.00 per share as an equity enhancement. Six months after the loan the
underwriting  closes and the Company would expect to be repaid    $100,000
principal and $6,500 in interest. Twelve months after the underwriting (18 months after the loan) assuming the issuer's stock is trading at $6.00, the value of the warrants would be $200,000 or 200% of the original loan. The results and return on the equity enhancement would of course be completely dependent upon the performance of the issuer's publicly traded securities and in some cases may be of no value. Normally, the securities representing the equity enhancement is registered in the issuer's initial public offering.

        The level of the Company's participation in any particular Subordination or Bridge Loan would depend upon available capital and prudent risk management and portfolio diversification.
     GENERAL CONSIDERATIONS. Management intends to participate in a portfolio of subordinated loans and bridge loans that will provide prudent risk and diversification. The amount of and timing of each transaction will be determined by management taking into account the liquid assets and net worth of the Company, and the ongoing general and administrative costs of the Company. Whenever possible management will further diversify by participating with other investors in its financing opportunities.

        OTHER  INVESTMENT  TRANSACTIONS

     GENERAL.    By  reason  of  its participation in Subordination and Bridge
Loans,     Flex  Financial      expects  to  be  presented  investment
   opportunities resulting in the acquisition of a non-controlling equity interest in a company that wishes to become publicly held ("Public Candidate") and which the Company believes has growth potential. These opportunities are expected to be in the form of "spinoff" transactions.

        INVESTMENT TRANSACTIONS. The Company will not use any portion of the proceeds of this Units Offering to investigate and enter into any definitive agreement relating to an Investment Transaction. The Company would not expect to acquire more than a 10% equity interest in a Public Candidate in an Investment Transaction.

     TYPICAL SCENARIOS. In a typical scenario, Flex Financial may be approached by a Public Candidate. Flex Financial will enter into an agreement with the Public Candidate for a proposed merger-spinoff transaction which  would  result  in  the  Public  Candidate  becoming  a publicly held
company.       The proposed merger-spinoff would be effected by Flex Financial forming a new subsidiary which would be thinly capitalized with Flex Financial as its sole shareholder. The Target would merge into the subsidiary with the Target shareholders receiving approximately 90% of the
issued  and  outstanding  shares  of  the subsidiary and    Flex Financial
retaining  10% of the shares.  Subsequent to the merger,    Flex Financial
will distribute some or all of the subsidiary's shares to its shareholders (expected at that time to exceed 300 in number). Contemporaneously with the merger-spinoff, the subsidiary would file a registration statement on Form S-4 with the Securities and Exchange Commission (the "SEC") to register the merger shares and file a registration statement on Form SB-2 with the SEC to register the spinoff shares. The subsidiary may in connection with the filing of the S-4 register shelf shares for future issuance in association with possible acquisitions and may in connection with the filing of the SB-2 register the sale of additional shares to provide working capital or register the resale of shares for the account of its shareholders. As a result of the transaction, the Public Candidate becomes a publicly held company with Flex Financial or its shareholders owning 10% of the public company. Flex Financial will not bear any expense in connection with such a transaction.


     METHOD OF PARTICIPATION. It is impossible to predict exactly how Flex Financial may participate in an Investment Transaction, or if it will, but generally speaking, the following represents the type of transaction structures that the will attempt to negotiate. Subject to a letter of intent, the company may agree to form a wholly-owned subsidiary. The subsidiary may then enter into a definitive agreement under which the Public Candidate merges into the subsidiary with the retaining a negotiated equity interest in the surviving subsidiary (expected to be 10% of issued and outstanding shares). The Company may then use the shares for, among other things, distribution as a dividend to its shareholders, sale for cash, exchange for other assets, or retention for investment purposes.

     FLEX FINANCIAL MAY BE DEEMED TO BE AN UNDERWRITER. In a typical scenario as described above, Flex Financial may be deemed an underwriter by reason of its intent to distribute any shares that may be owned by it as a dividend distribution to its shareholders ("Spinoff Shares").

     After a distribution by Flex Financial of Spinoff Shares to its shareholders, the company may no longer own any shares of capital stock of the Public Candidate, except to the extent it may elect to distribute less than all of the Spinoff Shares.

     A consequence to Flex Financial should it be deemed to be an underwriter of the shares to be distributed to its shareholders, is that any person who purchases the registered Shares within three years after the distribution could assert a claim against Flex Financial under Section 11 of the Securities Act of 1933. The purchase could be in the open market as long as the shares purchased can be traced to the registered Spinoff Shares Flex Financial distributes to its shareholders. Such a claim, to be successful, must be based upon a showing that statements in the registration statement were false or misleading with respect to a material fact or that the registration statement omitted material information required to be included therein.

     Open market purchasers may have to prove reliance upon the alleged misstatement or omission, but reliance may not necessarily require a showing that the purchaser actually read the registration statement but, instead, that the misstatements or omissions in the registration statement were a substantial factor in the purchase of the shares.

     FLEX FINANCIAL MAY HAVE EXPOSURE AS A CONTROL PERSON. In a typical scenario as described above, the Company's organization of a subsidiary will result in the company being a "control person" of the subsidiary, as that term is defined in Section 15 of the Securities Act of 1933 ("the Act") from the subsidiary's organization and until the any proposed merger should become effective.

     Section 15 of the Act imposes joint and several liability on persons who control other persons substantively liable under other sections of the Act -
Section  11, for misrepresentations in a registration statement, Section 12(1)
- the unlawful sale of unregistered securities, and Section 12(2) misrepresentations in the sale of securities. A controlling person can avoid liability by proving "he had no knowledge of or reasonable grounds to believe in the existence of the facts by reason of which the liability of the controlled person is alleged to exist."

        MISCELLANEOUS  MATTERS

     SOURCES OF OPPORTUNITIES. The principals of Flex Financial have extensive experience in working with small underwriters and in providing investment banking, underwritings, bridge loans, and general business and financial consulting to smaller public and private companies. The company anticipates that financing opportunities will be referred by various sources, including its officers and directors, professional advisers, securities broker-dealers, members of the financial community, and others who may present unsolicited proposals. The company may agree to pay a finder's fee or other compensation for services provided by unaffiliated persons who submit a financing opportunity in which the company participates. No guideline or policy has been adopted by the company concerning the circumstances under which a finder's fee will be paid or the amount of such fee.

     The company will seek potential financing opportunities from all known sources, but will rely principally on personal contacts of its officers, directors and consultants as well as indirect associations between them and other business and professional people. In some instances, the company may publish notices or advertisements seeking a potential financing opportunity in financial or trade publications.

     CRITERIA.    Subordination  Loans  will  only  be  made  to  underwriters
acceptable  to     Flex  Financial      and  in  connection  with  specific
underwritings for issuers acceptable to the company. Bridge Loans will only be made to companies that can pass an extensive due diligence review of the company's management, business, deal structure, underwriter, and public relations firm. The company may require representation on the issuer's board and will require substantial penalties for a loan default, although in a default situation Flex Financial's remedies may be limited. Any participation by the company will be subject to the issuer executing a firm commitment underwriting letter of intent with an underwriter approved by the company.

     The company will seek to enter into transactions with mature businesses, but may seek a transaction with a business in any industry and in any stage of development, including an established business which needs additional funding or a firm which is in need of additional capital to overcome financial problems or difficulties. However, the company does not intend to enter into such transaction with a "start up" or new company.
     The analysis of financing opportunities will be undertaken by or under the supervision of the officers and directors. Certain of the Company's officers, directors and consultants have extensive business experience in the securities industry, particularly regarding small public underwritings, and are primarily engaged in the business of analyzing businesses for underwriting suitability and negotiating, participating in and advising as to Bridge Loans and Subordination Loans. In analyzing prospective financing opportunities, management will consider the following factors regarding an issuer: available technical, financial, and managerial resources, working capital and other financial requirements; history of operations, if any; quality and experience of management services which may be available and the depth of that management; capability of effecting an underwriting, including quality of underwriter and professional advisers; and other relevant factors.

     The company will analyze all available factors and make a determination based upon a composite of available facts, without reliance on any single factor.

     PROCEDURES. A thorough evaluation of an issuer prior to a Bridge Loan will be difficult. The company will have limited time and funds available in its search for and analysis of financing opportunities and will not be able to expend significant funds on a complete and exhaustive investigation of any financing opportunity. However, the company will investigate, to an extent believed reasonable by its management, such potential opportunities by obtaining financial and other information reasonably available concerning the issuer and/or underwriter; conducting meetings and interviews with management and underwriter; reviewing experience and other financial factors; and other reasonable methods.

     As part of the Company's investigation, officers and directors may meet personally with management and key personnel of the firm sponsoring the investment opportunity, visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and conduct other reasonable measures, to the extent allowed by the Company's limited financial resources and management and technical expertise.

     The company will participate in a financing opportunity only pursuant to negotiation and execution of a written agreement. Although the terms cannot be predicted, agreements generally require specific representations and warranties by all of the parties thereto and specify certain events of default.

     The investigation of specific financing opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents, and other instruments may require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to participate in a specific financing opportunity, the costs previously incurred in the related investigation would not be
recoverable.    Furthermore,  even  if  an  agreement  is  reached  for  the participation in a specific financing opportunity, the failure to consummate that transaction may result in the loss to the company of the related costs incurred.

     COMPETITION.    The    company  expects  to  encounter competition in its
efforts to locate opportunities for the employment of its capital. The primary competition for desirable investments is expected to come from other small companies organized and funded for similar purposes, small venture capital partnerships and corporations, small business investment companies, and individuals with unlimited financial resources. Many of these entities may have significantly greater experience, resources, and managerial capabilities than the company and will, therefore, be in a better position than the company to obtain access to business opportunities. However, the company believes that it has sufficient expertise and contacts to compete successfully in this market.

DESCRIPTION  OF  BUSINESS  PROPERTIES

     Flex Financial currently shares a portion of approximately 3,000 square feet of office space in premises occupied by Focus-Tech Investments, Inc. and Financial Public Relations, Ltd. at 770 S. Post Oak Lane, Suite 515, Houston, Texas 77056. Mr. Fearnow is a principal of Focus-Tech Investments, Inc. ("Focus-Tech"), a Nevada corporation, that provides investment banking consulting services to FPR. Flex Financial believes that such space and services will be adequate for the business of Flex Financial into the foreseeable future. The cost for such space is included in a $4,000 per-month fee charged by Focus-Tech for general and administrative services for calendar year 1996.

        Upon closing of the Units Offering Focus-Tech has agreed to provide to Flex Financial for as long as required for Flex Financial's business use such general and administrative services, which will include the cost of the use of office space, personnel, facilities and equipment, for a monthly fee of $4,000. Flex Financial believes that such space and services will be adequate for the business of Flex Financial into the foreseeable future. Focus-Tech has agreed to make this space available as long as required for the use of the Flex Financial. Focus-Tech has agreed that its fee for providing such services shall be paid only out of 15% of net Units Offering proceeds in excess of $200,000, and thereafter agrees to accrue the monthly fee for payment solely out of the fees, interest earned and earnings generated by the Company's business.

     Neither Flex Financial nor any of its property is a party to or the subject of any pending legal proceedings.

FINANCIAL  STATEMENTS

     Set forth below are the independent auditor's report dated August 5, 1997, with respect to Flex Financial's financial statements as of July 31, 1997 and 1996, and the notes to the financial statements.


                          FLEX FINANCIAL GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                             FINANCIAL STATEMENTS

                         JULY 31,    1997 AND     1996



                                C 0 N T E N T S


                                                                Page
                                                                ----
Independent Auditor's Report . . . . . . . . . . . . . . . . .     2

Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . .     3

Statements of Operations . . . . . . . . . . . . . . . . . . .     4

Statements of Changes in Stockholders' Equity.   (Deficit)         5

Statements of Cash Flows . . . . . . . . . . . . . . . . . . .     6

Notes to Financial Statements. . . . . . . . . . . . . . . . .  7-14





                         INDEPENDENT AUDITOR'S REPORT


To the Stockholders and Directors of Flex Financial Group, Inc.
(A  Development  Stage  Company)
Houston,  Texas


We have audited the accompanying balance sheets of Flex Financial Group, Inc. (A Development Stage Company) as of July 31, 1997 and 1996, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the year ended July 31, 1997 and the period August 17, 1995 (date of inception) through July 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on
our     audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flex Financial Group, Inc. (A Development Stage Company) at July 31, 1997 and 1996, and the results of its operations and its cash flows for the year and period then ended in conformity with generally accepted accounting principles.



 /s/    Harper  &  Pearson  Company
-----------------------------------
       Harper  &  Pearson  Company



Houston,  Texas
   August  5,  1997

FLEX  FINANCIAL  GROUP,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
BALANCE  SHEETS
JULY  31,     1997  AND      1996



                      ASSETS
                    ----------
                                                          1997        1996
                                                       ----------  ----------
CURRENT ASSETS
Cash. . . . . . . . . . . . . . . . . . . . . . . . .  $   9,564   $  42,220
  Interest receivable . . . . . . . . . . . . . . . .        596       1,486
  Note receivable, Flex Acquisition Corporation . . .      4,000      25,000
  Note receivable . . . . . . . . . . . . . . . . . .        -0-      10,000
  Loan origination costs, net . . . . . . . . . . . .        -0-       1,250
  Deferred registration costs . . . . . . . . . . . .     32,303         -0-
                                                       ----------  ----------

    TOTAL CURRENT ASSETS. . . . . . . . . . . . . . .     46,463      79,956
                                                       ----------  ----------

OTHER ASSETS
  Long-term note receivable, Flex Acquisition
    Corporation . . . . . . . . . . . . . . . . . . .        -0-       4,000
                                                       ----------  ----------

                                                       $  46,463   $  83,956
                                                       ==========  ==========

  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
-----------------------------------------------------

CURRENT LIABILITIES
  Accounts payable. . . . . . . . . . . . . . . . . .  $  22,218   $      58
  Notes payable . . . . . . . . . . . . . . . . . . .     50,000      50,000
  Interest payable. . . . . . . . . . . . . . . . . .      8,822       3,822
  Accrued overhead, Focus-Tech Investments, Inc.. . .        -0-       8,891
                                                       ----------  ----------

    TOTAL CURRENT LIABILITIES . . . . . . . . . . . .     81,040      62,771
                                                       ----------  ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock, no par value, 10,000,000
    shares authorized, none issued and outstanding,
    rights, preferences, qualifications, limitations
    and restrictions and any other benefits to be
    determined by the Board of Directors as provided
    in the corporation's Articles of Incorporation. .        -0-         -0-
  Common stock, $.01 par value, 10,000,000 shares
    authorized, 94,000 shares sold and to be issued .        940         940
  Additional paid-in capital. . . . . . . . . . . . .     81,260      81,260
  Deficit accumulated during the development stage. .   (116,777)    (61,015)
                                                       ----------  ----------

                                                         (34,577)     21,185
                                                       ----------  ----------

                                                       $  46,463   $  83,956
                                                       ==========  ==========


                            See accompanying notes.

FLEX  FINANCIAL  GROUP,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
STATEMENT  OF  OPERATIONS
   YEAR  AND  PERIOD  ENDED  JULY  31,  1997  AND  1996


                                                 July 31,    Cumulative
                                      1997       1996(1)        (2)
                                   ----------  ------------  ----------
INTEREST INCOME . . . . . . . . .  $   1,004   $     2,278   $   3,282
                                   ----------  ------------  ----------


EXPENSES
  Advertising . . . . . . . . . .        -0-         2,564       2,564
  Amortization. . . . . . . . . .      1,250           -0-       1,250
  Bad debt expense                    10,000           -0-      10,000
  Consulting expenses . . . . . .        -0-        16,902      16,902
  Filing fees . . . . . . . . . .      4,923           510       5,433
  Interest expense. . . . . . . .      5,000         7,572      12,572
  Legal and professional fees . .     14,905         6,100      21,005
  Other expenses. . . . . . . . .        688           350       1,038
  Printing. . . . . . . . . . . .        -0-         1,295       1,295
  Overhead allocation, Focus-Tech
    Investments, Inc. . . . . . .     20,000        19,109      39,109
  Accrued overhead, Focus-Tech
    Investments, Inc. . . . . . .        -0-         8,891       8,891
                                   ----------  ------------  ----------

                                      56,766        63,293     120,059
                                   ----------  ------------  ----------


      NET LOSS. . . . . . . . . .  $ (55,762)  $   (61,015)  $(116,777)
                                   ==========  ============  ==========


LOSS PER COMMON SHARE . . . . . .  $    (.33)  $      (.38)  $    (.71)
                                   ==========  ============  ==========


SHARES USED IN COMPUTING
  LOSS PER SHARE. . . . . . . . .    166,982       158,815     163,270
                                   ==========  ============  ==========

1.          August  17,  1995  (Date  of  Inception)  to  July  31,  1996
2.          August  17,  1995  (Date  of  Inception)  to  July  31,  1997



                            See accompanying notes.

FLEX  FINANCIAL  GROUP,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
STATEMENTS  OF  CHANGES  IN  STOCKHOLDERS'  EQUITY     (DEFICIT)
   YEAR  ENDED  JULY 31, 1997 AND PERIOD AUGUST 17, 1996 THROUGH JULY 31, 1996




                                                 Additional
                          Preferred    Common     Paid-In    Retained
                            Stock       Stock     Capital   (Deficit)     Total
                         -----------  ---------  ---------  ----------  ----------
Sale of Common Stock. .  $       -0-  $     940  $  81,260  $     -0-   $  82,200

Net Loss. . . . . . . .          -0-        -0-        -0-    (61,015)    (61,015)
                         -----------  ---------  ---------  ----------  ----------

Balance - July 31, 1996          -0-        940     81,260    (61,015)     21,185

Net Loss. . . . . . . .          -0-        -0-        -0-    (55,762)    (55,762)
                         -----------  ---------  ---------  ----------  ----------

Balance - July 31, 1997  $       -0-  $     940  $  81,260  $(116,777)  $ (34,577)
                         ===========  =========  =========  ==========  ==========




                            See accompanying notes.

FLEX  FINANCIAL  GROUP,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
STATEMENTS  OF  CASH  FLOWS
     YEAR  AND  PERIOD  ENDED  JULY  31,  1997  AND  1996



                                                                   July 31,   Cumulative
                                                       1997       1996(1)        (2)
                                                    ----------  ------------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss . . . . . . . . . . . . . . . . . . . .  $ (55,762)  $   (61,015)  $(116,777)
                                                    ----------  ------------  ----------
    Adjustments to reconcile net loss to net cash
      used by operating activities:
    Amortization of loan origination costs, net. .      1,250         3,750       5,000
    Write-off of note receivable . . . . . . . . .     10,000           -0-      10,000
    Change in operating assets and liabilities:
    Interest receivable. . . . . . . . . . . . . .        890        (1,486)       (596)
    Accounts payable . . . . . . . . . . . . . . .     22,160            58      22,218
    Interest payable . . . . . . . . . . . . . . .      5,000         3,822       8,822
    Accrued overhead, Focus-Tech Investments, Inc.     (8,891)        8,891         -0-
                                                    ----------  ------------  ----------

      Total Adjustments. . . . . . . . . . . . . .     30,409        15,035      45,444
                                                    ----------  ------------  ----------

    Net Cash Used by Operating Activities. . . . .    (25,353)      (45,980)    (71,333)
                                                    ----------  ------------  ----------

  CASH FLOWS FROM INVESTING ACTIVITIES:
    Deferred registration costs. . . . . . . . . .    (32,303)          -0-     (32,303)
    Loan origination costs . . . . . . . . . . . .        -0-        (5,000)     (5,000)
    Notes receivable . . . . . . . . . . . . . . .        -0-       (35,000)    (35,000)
    Note receivable. . . . . . . . . . . . . . . .        -0-       (10,000)    (10,000)
    Long-term note receivable,
      Flex Acquisition Corporation . . . . . . . .        -0-        (4,000)     (4,000)
    Collection of notes receivable . . . . . . . .     25,000        10,000      35,000
                                                    ----------  ------------  ----------
    Net Cash Used by Investing Activities. . . . .     (7,303)      (44,000)    (51,303)
                                                    ----------  ------------  ----------

  CASH FLOWS FROM FINANCING ACTIVITIES:
    Notes payable. . . . . . . . . . . . . . . . .        -0-        50,000      50,000
    Proceeds from issuance of common stock . . . .        -0-        87,200      87,200
    Stock issuance costs . . . . . . . . . . . . .        -0-        (5,000)     (5,000)
                                                    ----------  ------------  ----------

    Net Cash Provided by Financing Activities. . .        -0-       132,200     132,200
                                                    ----------  ------------  ----------

  NET (DECREASE) INCREASE IN CASH. . . . . . . . .    (32,656)       42,220       9,564

  CASH AT BEGINNING OF PERIOD. . . . . . . . . . .     42,220           -0-         -0-
                                                    ----------  ------------  ----------

  CASH AT END OF PERIOD. . . . . . . . . . . . . .  $   9,564   $    42,220   $   9,564
                                                    ==========  ============  ==========

(1)          August  17,  1995  (Date  of  Inception)  to  July  31,  1996
(2)          August  17,  1995  (Date  of  Inception)  to  July  31,  1997


                            See accompanying notes.

FLEX  FINANCIAL  GROUP,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  FINANCIAL  STATEMENTS
JULY  31,  1997  AND  1996


NOTE  A          BASIS  OF  PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                 POLICIES

Flex Financial Group, Inc. (A Development Stage Company) (the Company) was incorporated in August 1995 for the purpose of engaging in the business of providing loans to companies going public; subordinated equity loans to underwriters; and providing a platform for taking companies public through a merger/spin-off transaction. It is anticipated by management that the Company will become a publicly owned corporation within the near future.

Merger Spin-off - On June 30, 1996, the Company entered into an agreement with
---------------
American Nortel Communications, Inc. (American Nortel), a public corporation engaged in providing long distance telephone services and owned by approximately 780 individuals, for a proposed merger-spin-off transaction which would create a public market for the Company's stock. The proposed merger-spin-off would be effected by American Nortel capitalizing a recently formed subsidiary (Flex Acquisitions Corporation) which would sell 20,000 shares of $.001 par value common stock to American Nortel for $1,000. Flex Acquisitions, an entity under common management because of overlapping director and officers, has authorized 10 million shares of Common Stock with a par value of $.001 per share and 10 million shares of Preferred Stock with no par value. The preferences, rights, and qualities of each series of the Preferred Stock will be set by future resolutions of Flex Acquisitions Board of Directors. All currently outstanding stock of the Company will be canceled and converted into 94,000 shares of common stock of Flex Acquisitions. The Company has options and warrants currently outstanding which will be canceled and options and warrants on Flex Acquisitions' common stock will  be  issued  according  to  the plan of merger. Subsequent to the merger,
American Nortel will distribute to its shareholders the 20,000 shares of common stock of Flex Acquisitions previously held by American Nortel.
Contemporaneously with the merger-spin-off, Flex Acquisitions will file a registration statement on Form S-4 with the Securities and Exchange Commission
(SEC) to register 2,094,000 shares of Common Stock and file a registration statement on Form SB-2 with the SEC to register the spin-off of the 20,000 shares by American Nortel and the sale of 100,000 shares of common stock by Flex Acquisitions. Of the 2,094,000 shares of Common Stock, 2,000,000 will be considered shelf shares for future issuance in association with possible acquisitions.

   Common management of the Company and Flex Acquisitions result from the following relationships; Michael T. Fearnow, sole director and officer of the Company holds similar positions with Flex Acquisitions and is the sole owner of Focus-Tech Investments, Inc., a 17.5% owner of the Company. Financial Public Relations, Ltd. is a Texas limited partnership with all interests owned by entities controlled or owned by M. Stephen Roberts, a 17.5% owner of the Company. Focus-Tech Investments, Inc. is a Nevada corporation wholly owned by Michael T. Fearnow. Mr. Fearnow is also the sole director and officer of Focus-Tech Investments, Inc. M. Stephen Roberts, attorney at law, is a 17.5% owner of the Company and less than .5% shareholder in American Nortel.

Management's  Estimates  -  Management  uses  estimates  and  assumptions  in
-----------------------
preparing financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Concentrations  of Credit - Substantially all of the Company's loans have been
-------------------------
granted to entities under common management and a third party customer of the Company. The concentrations of credit by type of loan are set forth in Notes B and C.

Interest  Rate  Risk  -  The  Company  is  principally  engaged  in  providing
--------------------
short-term commercial loans with fixed interest rates. These loans have been primarily funded through short-term notes payable and the sale of the Company's stock.

FLEX  FINANCIAL  GROUP,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  FINANCIAL  STATEMENTS
JULY  31,     1997  AND      1996


NOTE  A          BASIS  OF  PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                 POLICIES  (CONTINUED)

Notes  Receivable  -  Notes  receivable  are  reported at the principal amount
-----------------
outstanding. Management is of the opinion that all notes are fully collectible, therefore, no allowance for possible credit losses is deemed necessary.

   Deferred  Registration  Costs  -  Deferred  registration  costs  have  been
   -----------------------------
capitalized and will be netted against the proceeds, if any, received from the sale of securities to the public.

Allowance for Possible Credit Losses - When deemed necessary, an allowance for
------------------------------------
possible credit losses is established to provide a valuation allowance for losses expected to be incurred on loans and other commitments to extend credit. All losses are charged to the allowance for possible credit losses when the loss actually occurs or when a determination is made that a loss is likely to occur. Recoveries are credited to the allowance at the time of recovery.

Throughout the year, management estimates the likely level of losses to determine whether the allowance for possible credit losses, when deemed necessary, is adequate to absorb anticipated losses in the existing portfolio. Based on these estimates, an amount is charged to the provision for possible credit losses and credited to the allowance for possible credit losses in order to adjust the allowance to a level determined to be adequate to absorb losses.

Management's judgment as to the level of losses on existing loans involves the consideration of current and anticipated economic conditions and their potential effects on specific borrowers; an evaluation of the existing rela-tionships among loans, potential loan losses, and the present level of the allowance; and management's internal review of the loan portfolio. In determining the collectibility of certain loans, management also considers the fair value of any underlying collateral. The amounts ultimately realized may differ from the carrying value of these assets because of economic, operating or other conditions beyond the Company's control.

Statement  of Cash Flows - For purposes of reporting cash flows, cash and cash
------------------------
equivalents includes only cash on hand and in demand deposit accounts with a bank.

Loss  Per  Common Share - Loss per common share is computed using the weighted
-----------------------
average number of shares of common stock outstanding during the period, as adjusted for shares issuable upon exercise of options priced below the anticipated IPO price per share as shown below:

FLEX  FINANCIAL  GROUP,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  FINANCIAL  STATEMENTS
JULY  31,     1997  AND      1996



                                                1997      1996    Cumulative
                                              --------  --------  -----------
Weighted average shares outstanding
  for issued shares. . . . . . . . . . . . .   94,000    85,833       90,288
Shares issuable upon, exercise of options. .   80,000    80,000       80,000
Less treasury shares repurchased from
    option proceeds. . . . . . . . . . . . .   (7,018)   (7,018)      (7,018)
                                              --------  --------  -----------
Adjusted weighted average shares outstanding  166,982   158,815      163,270
                                              ========  ========  ===========


NOTE  A          BASIS  OF  PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                 POLICIES (CONTINUED)

Income  Taxes  -  For the year and period ended July 31,    1997 and     1996,
-------------
the  Company  incurred net operating    losses     amounting to    $55,762
and $61,015 , respectively . Net operating loss carryforwards will expire in the years 2012 and 2011, if not previously utilized.

No  tax  benefit  for the loss carryforward has been reported in the financial
statements.  Accordingly,  the  tax  benefit  of  approximately    $39,700
resulting from the utilization of the loss carryforwards has been offset by a valuation allowance of the same amount.

Common  Stock - Common stock sold is subject to a subscription agreement which
-------------
provides for, among other things; (1) each purchaser is sold "units" at a price of $4,800 which includes 1,000 shares of common stock, 2000 Class B warrants and 2,000 Class C warrants collectively referred to as offered securities; and (2) purchaser of offered securities will not be able to resell them until and unless the securities are registered pursuant to a registration statement and properly qualified for sale in each jurisdiction. The Class B and Class C redeemable warrants entitle the holders to purchase one share of common stock for each warrant held at $6.25 and $10.00, respectively.

80,000 shares of the 94,000 common shares sold and to be issued were sold to "Founders", subject to a separate subscription agreement at a price of $.25 per share. This subscription agreement provides the subscribers with the option to purchase up to an additional 80,000 common shares at a per share price of $.50. The option for the purchase of additional shares expires
   December  31,  2000    ,  if  not  previously  exercised.

   No compensation expense has resulted from the issuance of any of the Company's warrants or options as the exercise prices were in excess of the fair market value of the Company's common stock.

Operating  Costs  -  Subsequent to December 31, 1996, pursuant to an agreement
----------------
with Flex Acquisitions, the Company provides Flex Acquisitions rent, accounting services, management and other operating expenses without compensation.

FLEX  FINANCIAL  GROUP,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  FINANCIAL  STATEMENTS
JULY  31,     1997  AND      1996

NOTE  B          NOTES  RECEIVABLE,  RELATED  PARTIES

Notes receivable due from entities under common management consist of the following at July 31, 1997 and 1996.


                                                  1997      1996
                                                --------  --------
Flex Acquisition Corporation - 10% note, at
  the option of the holder, the note is
  convertible into common stock in multiples
  of $1,000 unpaid principal at a conversion
  price of $.05 per share at any time up to
  maturity, subordinated, redeemable at a 10%
  premium, due March 31, 1998, renewable for
  an additional two year term, interest due
  at maturity; unsecured . . . . . . . . . . .  $  4,000  $  4,000
Financial Public Relations, Ltd. - 10%
  demand note receivable, interest due at
  maturity; secured by warrant to purchase
  24,000 shares of common stock of Industrial
  Holdings, Inc. . . . . . . . . . . . . . . .       -0-    10,000

Financial Public Relations, Ltd. - 10%
  demand note receivable, interest due at
  maturity; secured by warrant to purchase
  24,000 shares of common stock of Industrial
  Holdings, Inc. . . . . . . . . . . . . . . .       -0-    10,000

Focus-Tech Investments, Inc. - two 10%
  demand notes receivable, interest due at
  maturity; secured by warrant to purchase
  24,000 shares of common stock of Industrial
  Holdings, Inc. . . . . . . . . . . . . . . .       -0-     5,000
                                                --------  --------

                                                   4,000    29,000

Less current portion . . . . . . . . . . . . .     4,000    25,000
                                                --------  --------

Long-term note receivable, related party . . .  $    -0-  $  4,000
                                                ========  ========


FLEX  FINANCIAL  GROUP,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  FINANCIAL  STATEMENTS
JULY  31,     1997  AND      1996


NOTE  C          NOTE  RECEIVABLE

     Note  receivable  consists  of  the  following at July 31, 1997 and 1996.


                                                1997      1996
                                              --------  --------
CARETECH, Inc. - 10% unsecured demand
  note receivable, interest due at maturity.
  During fiscal 1997, the balance was
  deemed uncollectible and charged to bad
  debt expense . . . . . . . . . . . . . . .  $    -0-  $ 10,000
                                              ========  ========


NOTE  D          NOTES  PAYABLE

     Notes  payable  consist  of  the  following  at  July  31, 1997 and 1996:


                                                   1997      1996
                                                 --------  --------
Two 10% unsecured, subordinated notes
  payable on the earlier of (1) October 15,
  1996, or (2) the closing of a public
  offering of the Company's securities
  pursuant to the Securities Act of 1933,
  as amended, representing gross proceeds
  of not less than $60,000; the notes are
  subject to subscription and option agreements  $ 50,000  $ 50,000
                                                 ========  ========

     Effective October 15, 1996, these notes were amended to extend the maturity dates to March 31, 1997. By mutual consent, the applicable IPO closing date, debt maturity date, and expiration date for exercise was extended to March 31, 1998 and the holders were granted an additional 8,000 Option Units, or an aggregate 16,333 Option Units

     In connection with the issuance of these notes, the Company granted to the purchasers Unit Purchase Options (Option Units). The Option Units entitle the holders to purchase such number of equivalent units of the Company's securities as may be offered in an initial public offering at an aggregate offering price of at least $60,000 pursuant to an effective registration statement filed under the Securities Act that closes prior to June 30, 1996. The number of equivalent units purchasable at a price of $.50 per unit is determined by dividing the Units Offering price into the principal amount of notes. Under the terms of this Units Offering, holders of the Option Units are entitled to purchase 8,333 equivalent Units.

FLEX  FINANCIAL  GROUP,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  FINANCIAL  STATEMENTS
JULY  31,     1997  AND      1996


NOTE  E        TRANSACTIONS AND BALANCES WITH ENTITIES AND AN INDIVIDUAL UNDER
               COMMONMANAGEMENT


                                               1997     1996
                                              -------  -------
  Flex Acquisition Corporation (1)
    Interest income/receivable . . . . . . .  $   400  $   134
  Financial Public Relationship, Ltd. (2)
    Interest income. . . . . . . . . . . . .      -0-    1,709
    Interest receivable. . . . . . . . . . .      -0-      917
    Consulting expense . . . . . . . . . . .      -0-    5,000
  Focus-Tech Investments, Inc. (3)
    Interest income/receivable . . . . . . .      -0-       48
    Overhead allocation - allocation covers
      rent, telephone, fax, office supplies
      and expenses, postage, repairs, use
      of furniture and equipment, and
      administration management as needed. .   20,000   19,109
    Accrual of overhead. . . . . . . . . . .      -0-    8,891
    Consulting expense . . . . . . . . . . .      -0-    2,500
  M. Stephen Roberts - Attorney at Law;
    initial registered agent (4)
      Legal fees, various corporate matters.    4,850   13,550

      Legal fees, registration costs . . . .   27,400      -0-

(1) Michael T. Fearnow, sole director and officer of Flex Acquisitions holds similar positions with the Company and is the sole owner of Focus-Tech Investments, Inc., a 17.5% owner of the Company.
(2) Financial Public Relations, Ltd. is a Texas limited partnership with all interests owned by entities controlled or owned by M. Stephen Roberts, a 17.5% owner of the Company.
(3) Focus-Tech Investments, Inc. is a Nevada corporation wholly owned by Michael T. Fearnow. Mr. Fearnow is also the sole director and officer of Focus-Tech Investments, Inc. Pursuant to an understanding between Focus-Tech and Flex Financial, Focus-Tech provided to Flex Financial such general and administrative services, including the cost of the use of office space, personnel, facilities and equipment, as required for Flex Financial's business in exchange for a general and administrative services fee of $4,000 per month for the seven month period ending December 31, 1996. Flex Financial shares a portion of approximately 3,000 square feet of office space in premises occupied by Focus-Tech and Financial Public Relations, Ltd. at 770 S. Post Oak Lane, Suite 515, Houston, Texas 77056. In lieu of actual payments by Flex Financial to Focus-Tech, Flex Financial directly paid expenses of Focus-Tech in the amount of $19,109 and received credit toward the payment of the $28,000 in general and administrative services fees owed to Focus-Tech. Overhead allocation refers to amounts paid by Flex Financial on behalf of Focus-Tech which were allocated as a credit against the general and administrative services fee due Focus-Tech.

Accrual of overhead refers to the $8,891 balance due Focus-Tech against the $28,000 in accrued general and administrative services fees after applying the $19,109 credit given Flex Financial for its direct payments.

Management estimates that Flex Financial's expenses would have been approximately $6,000 a month on a stand alone basis.

FLEX  FINANCIAL  GROUP,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  FINANCIAL  STATEMENTS
JULY  31,     1997  AND      1996


NOTE  E        TRANSACTIONS AND BALANCES WITH ENTITIES AND AN INDIVIDUAL UNDER
               COMMON  MANAGEMENT  (CONTINUED)

Until the closing of the Units Offering, Focus-Tech will continue to provide such space and services without charge to Flex Financial. Upon closing of the Units Offering, Focus-Tech has agreed to provide to the Company such general and administrative services, which will include the cost of the use of office space, personnel, facilities and equipment, as may be required for the Company's business use on a monthly basis for a fee of $4,000 per month and to make this space available as long as required for the use of the Company. The Company believes that such space and services will be adequate for the business of the Company into the foreseeable future. Focus-Tech has agreed that its fee for providing such services shall be paid only out of 15% of net Units Offering proceeds in excess of $200,000, and thereafter agrees to accrue the monthly fee for payment solely out of the fees, interest earned and earnings generated by the Company's business.

(4) M. Stephen Roberts, attorney at law, is a 17.5% owner of the Company and less than .5% shareholder in American NorTel.

MANAGEMENT  INFORMATION

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

     THE COMPANY. The following table shows information as of August 31, 1997, with respect to each beneficial owner of more than 5% of Common Stock of the Company and to each of the officers and directors of the Company individually and as a group:


                                                 COMMON  STOCK  BENEFICIALLY  OWNED
                                             BEFORE MERGER (1)            AFTER MERGER (2)
                                             -----------------            ----------------
NAME AND ADDRESS OF                      NUMBER            PERCENT        NUMBER    PERCENT
    BENEFICIAL OWNER                    OF SHARES          OF CLASS      OF SHARES  OF CLASS
----------------------------------  -----------------  ----------------  ---------  --------
American NorTel Communications . .             20,000               100          0         0
7201 East Camelback Road
Suite 320
Scottsdale, Arizona  85251

Officers and Directors as a Group.                  0                 0          0         0
(One person before Merger, one
person after Merger) (4)

_______________
(1)       Before the proposed Merger, all 20,000 shares of the issued and outstanding shares of  Common  Stock  of  the  Company  are  held of record and beneficially by American NorTel
Communications  Inc.
(2)          After  giving  effect  to  the  Merger  and  Spinoff.

     FLEX FINANCIAL. The following table describes what would be the effect of the Merger between the Company and Flex Financial on the security ownership of any person who is known to the Company to be a person who would be the beneficial owner of more than 5% of the Common Stock of the Company, the chief executive officer, the directors, and the directors and executive officers as a group:


                                               COMMON  STOCK  BENEFICIALLY  OWNED

                                             BEFORE MERGER (1)             AFTER MERGER (2)
                                            -----------------              ----------------
NAME AND ADDRESS OF                      NUMBER            PERCENT        NUMBER     PERCENT
    BENEFICIAL OWNER                    OF SHARES          OF CLASS      OF SHARES  OF CLASS
----------------------------------  -----------------  ----------------  ---------  ---------
Michael T. Fearnow . . . . . . . .             20,000                21     20,000   17.5 (2)
Focus-Tech Investments, Inc.
770 S. Post Oak Lane, Suite 515
Houston, Texas  77056

M. Stephen Roberts, Esq. . . . . .             20,000                21     20,000   17.5 (3)
770 S. Post Oak Lane, Suite 515
Houston, Texas  77056

Ruth Shepley . . . . . . . . . . .             20,000                21     20,000   17.5 (4)
7617 Del Monte
Houston, Texas  77063

Lighthouse Resources Inc.. . . . .             20,000                21     20,000   17.5 (5)
43 Bluewater Drive
Eureka Springs, Arkansas  72632

Officers and Directors as a Group.             20,000                21     20,000      17.5
(One person)

_______________
(1)          The  ownership  is  of  record  unless  otherwise  noted.
(2)        After the Merger, Mr. Fearnow would be deemed to be the beneficial owner of 20,000 shares  of  Common  Stock  of  the  Company  that  would  be  owned  of  record by Focus-Tech
Investments,  Inc.  and would be deemed the beneficial owner of and holder of Class A Options to  purchase  an  additional  20,000  shares  of  Common  Stock  of  the  Company.
(3)       After the Merger, Mr. Roberts would own 20,000 shares of the Company's Common Stock of  record  and  would  hold  Class  A  Options  to  purchase  an  additional  20,000 shares.
(4)       After the Merger, Ms. Shepley would own 20,000 shares of the Company's Common Stock of  record  and  would  hold  Class  A  Options  to  purchase  an  additional  20,000 shares.
(5)        After the Merger, Lighthouse Resources Inc., an unrelated entity, would own 20,000 shares  of the Company's Common Stock of record and would hold Class A Options to purchase an additional  20,000  shares.

DIRECTORS,  EXECUTIVE  OFFICERS  AND  SIGNIFICANT  EMPLOYEES

     Set forth below are the names, ages, and terms of office of each of the directors, executive officers and significant employees of both the Company and Flex Financial and a description of the business experience of each.


PERSON . . . . . . . . .  OFFICE               OFFICE HELD SINCE  TERM OF OFFICE
------------------------  -------------------  -----------------  --------------
Flex Financial:
  Michael T. Fearnow, 52  Director, President               1995  October 1997
                          and Secretary
The Company:
  Michael T. Fearnow, 52  Director, President               1996  March 1998
                          and Secretary


_______________
     MICHAEL T. FEARNOW. Mr. Fearnow has been an independent securities consultant to small to medium-sized growth companies in the field of investment banking transactions, financial and broker relations, and publicly underwritten securities since 1987. Mr. Fearnow obtained a degree in Business Administration from the University of Kansas in 1967. He began his investment banking career as an account executive with Merrill Lynch in 1972 and by 1978 had become a Senior Account Executive and Product Manager for new issues underwriting. In 1978, Mr. Fearnow was a co-founder of Porcari, Fearnow & Associates, Inc., a full service NASD broker-dealer. He served as chairman from 1978 to 1987 and structured and participated in financing numerous private placements, public underwritings, venture capital transactions and tax-sheltered investments and specialized in areas of financial planning and due diligence.


REMUNERATION  OF  DIRECTORS  AND  OFFICERS

     THE  COMPANY.   Mr. Fearnow, the sole officer and director of the Company
is  receiving  no  compensation  for  his  services  for  the  Company.    No
compensation is proposed to be paid to any officer or director of the Company prior to the proposed Merger with Flex Financial.

        FLEX FINANCIAL. Mr. Fearnow, the sole officer and director of Flex Financial, is receiving no compensation for his services for Flex Financial. He is receiving no compensation for his services for the Company. No compensation is proposed to be paid to any officer or director of the Company prior to the proposed Merger with Flex Financial. Should the Merger be effected, Mr. Fearnow shall be the sole director of the post-Merger Company. There are no present plans, arrangements, or understandings concerning any change in compensation for him after the Merger, should the Merger be effected.

     The following sets forth the 1995, 1996 and 1997 remuneration of the president of Flex Financial and the 1998 remuneration payments proposed to be made to the three highest paid persons who are officers of Flex Financial, among whom the president is one:


                                                    SECURITIES
NAME OF INDIVIDUAL                                  UNDERLYING
        OR GROUP    CAPACITY     YEAR     SALARY   STOCK OPTIONS
------------------  ---------  ---------  -------  -------------
Michael T. Fearnow  President  1995-1997  $  0.00              0
Michael T. Fearnow  President       1998  $  0.00              0



     STOCK  OPTIONS.    The  Company  has  granted  no  stock  options.
INTEREST  OF  MANAGEMENT  AND  OTHERS  IN  CERTAIN  TRANSACTIONS.

     Flex  Financial  entered  into  a  financial  consulting  agreement  with
Financial Public Relations, Ltd. pursuant to which FPR rendered investment banking consulting services to the Company. The services rendered by FPR included assistance in the development of Flex Financial's business plan, initial development of a contact list of potential clients with respect to Subordination and Bridge Loans, and development of a marketing strategy with respect to its business operations. Mr. Roberts is the general partner and owner of FPR. Mr. Fearnow is a principal of Focus-Tech Investments, Inc., a Nevada corporation, that provides investment banking consulting services to FPR. Under the terms of the agreement, the Company paid FPR $5,000. The services rendered to the Company by FPR were primarily for the services of and provided through Messrs. Roberts and Fearnow.

     Pursuant to an understanding between Focus-Tech and Flex Financial, Focus-Tech provided to Flex Financial such general and administrative services, including the cost of the use of office space, personnel, facilities and equipment, as required for Flex Financial's business in exchange for a general and administrative services fee of $4,000 per month for the seven month period ending December 31, 1996. Flex Financial shares a portion of approximately 3,000 square feet of office space in premises occupied by Focus-Tech and Financial Public Relations, Ltd. ("FPR") at 770 S. Post Oak Lane, Suite 515, Houston, Texas 77056. In lieu of actual payments by Flex Financial to Focus-Tech, Flex Financial directly paid expenses of Focus-Tech in the amount of $19,109 and received credit for those payments against the $28,000 in general and administrative services fees owed to Focus-Tech. Management estimates that Flex Financial's expenses would have been approximately $6,000 a month on a stand alone basis.

     Until the closing of the Units Offering Focus-Tech will continue to provide such space and services without charge to Flex Financial. Upon closing of the Units Offering Focus-Tech has agreed to provide to the Company such general and administrative services, which will include the cost of the use of office space, personnel, facilities and equipment, as may be required for the Company's business use on a monthly basis for a fee of $4,000 per month and to make this space available as long as required for the use of the Company. The Company believes that such space and services will be adequate for the business of the Company into the foreseeable future. Focus-Tech has agreed that its fee for providing such services shall be paid only out of 15% of net Units Offering proceeds in excess of $200,000, and thereafter agrees to accrue the monthly fee for payment solely out of the fees, interest earned and earnings generated by the Company's business.

     Mr. Roberts negotiated the Spinoff transaction with American NorTel and throughout 1996 and 1997 has performed legal services in organizing the Company and Flex Financial, with respect to private placements by Flex Financial, with respect to the Merger and Spinoff transactions, and with respect to registering the Merger and Spinoff transaction with the Securities and Exchange Commission (the "Commission"). For these services and for additional legal services Mr. Roberts is to perform with respect to the Commission should the Merger be approved by Flex Financial, Mr. Roberts has been paid $4,992 by the Company and $22,350 by Flex Financial through July 31, 1996, and $11,793 by Flex Financial through July 31, 1997. It is estimated that Mr. Roberts will be paid a total of $35,000 by Flex Financial and the Company with respect to services rendered in connection with registering the Merger, Spinoff and Public Offering.

     In connection with organizing the Company, FPR, a Texas limited partnership wholly controlled by Mr. Roberts, paid an aggregate of $10,000 to purchase a total of 40,000 shares of Common Stock at an average sales price of $.25 per share. These Shares were purchased 20,000 shares for the account of Mr. Roberts and 20,000 for the account of Focus-Tech Investments, Inc., a Nevada corporation wholly owned by Mr. Fearnow. FPR delivered its promissory note in the principal sum of $10,000, payable on demand and bearing interest at 10%, to the Company in payment for the shares. On July 31, 1996 FPR paid all principle and interest due on said note.

     In February and March 1996 FPR borrowed $20,000 from Flex Financial evidenced by two promissory notes bearing interest at 10% and secured by marketable securities valued in excess of $100,000. Both notes were repaid with interest on November 15, 1996.

     From February through August 1996 Focus-Tech borrowed $13,000 from Flex Financial evidenced by four promissory notes bearing interest at 10% and secured by marketable securities valued in excess of $100,000. All four notes were repaid with interest on November 15, 1996.
     The Company and Flex Financial has retained Mr. Roberts for various securities matters relating to its contemplated IPO for which it paid an initial retainer of $5,000 plus hourly fees ranging form $50 to $150 per hour. The Company believes that these services will be rendered on terms at least as favorable as it could obtain from unaffiliated persons. In addition, Mr. Roberts has and will act as corporate general counsel and has and will render legal services regarding various corporate matters related thereto.

PARENTS

     The direct parent of the Company is American NorTel Communications Inc., which owns all the issued and outstanding stock of the Company. No shareholder of American NorTel owns sufficient stock to exercise control over Flex Financial through stock ownership.

     The parents of Flex Financial are its board of directors. No shareholder of Flex Financial owns sufficient stock to exercise control over Flex Financial through stock ownership.

                             PLAN OF DISTRIBUTION

     The Selected Broker-Dealer Agreement, a copy of which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement provides in part as follows:

     The Company has agreed to pay Selected Broker-Dealers (the "Selected Broker-Dealers") a nonaccountable expense allowance of 2% of the sales price of all Units sold in this offering from referrals by the Company and a commission of 10% and a nonaccountable expense allowance of 2% of the sales price of all other Units sold in this offering. The nonaccountable expense allowance is limited to a maximum of $18,000 on all Units sold.

     The obligation of the Selected Broker-Dealers to offer Units described herein is subject to (a) the accuracy of the representations and warranties of the Company contained in the Selected Broker-Dealer Agreement, (b) performance by the Company of its obligations contained herein, (c) approval of certain legal matters by the Selected Broker-Dealers or counsel for the Selected Broker-Dealers and (d) the condition, among others, that a Registration Statement on Form SB-2 shall have become effective with the U.S. Securities
and  Exchange  Commission.    The  Selected  Broker-Dealers  have  agreed  to
cross-indemnify the Company regarding certain matters. In the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and therefore, unenforceable.

     The Company is offering a minimum of 20,000 Units and a maximum of 100,000 Units at a purchase price of $6.00 per Unit. The Company has not entered into any Selected Broker-Dealer Agreement with any NASD member. The Selected Broker-Dealers have made no commitment to sell any of the Units offered hereby and no assurance is given than any of the Units offered hereby will be sold. The Selected Broker-Dealers will agree only to use their "best efforts" to sell the Units offered hereby.

     The proceeds from the sale of Units will be held in an Escrow Account at Southwest Bank of Texas, N.A., Houston, Texas, until a minimum of 20,000 Units have been sold. If at least 20,000 Units are not sold by 120 days from the date of this Prospectus, which date may be extended for an additional period of 60 days by the Company, the proceeds received from investors will be promptly refunded to the investors in full without interest thereon and or deduction of any kind therefrom, such as sales commissions or expenses of the offering. Until the proceeds from the sale of at least 20,000 Units are deposited in escrow investors will not be security holders nor able to demand return of their subscription proceeds.

     All purchasers' checks should be made payable to "Flex Acquisitions Corporation - Escrow Account." Certificates evidencing Common Stock and Warrants will be issued to purchasers only if the proceeds from the sale of at least 20,000 Units are actually deposited in escrow and released to the Company pursuant to the Escrow Agreement. Until such time as the proceeds are actually received by the Company and the certificates delivered to the purchasers thereof, such purchasers will be deemed subscribers and not security holders of the Company. During the selling period, purchasers will have no right to demand return of their subscription proceeds. If the minimum proceeds are successfully obtained, the Units Offering will be continued until completed, until the maximum period of the Units Offering has elapsed or until the Units Offering is terminated by the Company, whichever occurs first.

                                PLAN OF MERGER

     Set forth below is a copy of the Plan of Merger between the Company and Flex Financial Group, Inc.:

                         PLAN AND AGREEMENT OF MERGER

     PLAN AND AGREEMENT OF MERGER, dated as of July 1, 1996, between FLEX ACQUISITIONS CORPORATION, a Texas corporation ("FAC") and FLEX FINANCIAL GROUP, INC., a Texas corpora-tion ("FLEX FINANCIAL"); (all collectively called the "Constituent Corporations").

     The Boards of Directors of the Constituent Corporations deem it advisable for the general welfare of the Constituent Corpora-tions and their respective stockholders that the Constituent Cor-porations merge into a single corporation pursuant to this Agree-ment and the Texas Business Corporation Act.

     The  parties  hereby  agree  as  follows:

3.          ab          MERGER  AND  MODE  OF  CARRYING  IT  INTO  EFFECT

     1.1 Merger. The Constituent Corporations will be at the Effective Date in the manner authorized and prescribed by the Texas Business Corporation Act, merged into a single corporation, which corporation is FAC (hereinafter sometimes called the "Surviving Corporation"), and the parties hereby adopt the agreements, terms and conditions relating to the Merger and the mode of carrying the same into ef-fect, which the parties covenant to observe, keep and perform, set forth in this Agreement.

     1.2 Effecting the Merger. This Agreement will be consummated and the Merger effected by the filing of Articles of Merger as required by Texas law, with the Secretary of State of the State of Texas, whereupon as of the Effective Date the separate corporate existence of Flex Financial will cease and Flex Financial will be merged with and into the Surviving Corporation.

     1.3 Effective Date. As used in this Agreement, the term "Effective Date" means the date Articles of Merger will have been filed with the Secretary of State of the State of Texas, after satisfaction of the requirements of the applicable law of such state prerequi-site to such filing.

     1.4 Articles of Merger. Upon the approval of the merger by the shareholders of FAC and by the shareholders of Flex Financial, the officers of FAC shall file with the Secretary of State of the State of Texas Articles of Merger pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act; provided, however, that at any time prior to the filing of such Articles of Merger with the Secretary of State of Texas, the Plan may be terminated by the board of directors of Flex Financial notwithstanding approval of this Agreement by the stockholders of Flex Financial or of FAC.

     2.          ARTICLES  OF  INCORPORATION;  BYLAWS;  DIRECTORS AND OFFICERS

     2.1 Articles of Incorporation. The Articles of Incorpora-tion of FAC in effect on the date of this Agreement and the Effective Date will be the Articles of Incorporation of the Surviving Corporation until altered or amended as provided therein and by the laws of the State of Texas.

     2.2 Bylaws. The bylaws of FAC on the Effective Date of the merger shall be the bylaws of the Surviving Corporation.

     2.3 Directors. The entire Board of Directors of the Surviving Corporation will consist of those persons who comprise the Board of Directors of FAC on the Effective Date; who, subject to the provisions of the bylaws of the Surviving Corporation and the laws of the State of Texas will hold office until the first an-nual meeting of stockholders of the Surviving Corporation held subsequent to the Effective Date or until their respective suc-cessors are elected and qualified.

     2.4 Officers. The principal officers of the Surviving Corpora-tion, from and after the Effective Date of the merger shall be the persons acting as the principal officers of FAC on the Effective Date; who, subject to the provisions of the bylaws of the Surviving Corporation and the laws of the State of Texas, will hold office until the first meeting of the Board of Direc-tors following the first annual meeting of stockholders of the Surviving Corporation held subsequent to the Effective Date or until their respective successors are elected and qualified.

     3.          APPROVAL  OF  MERGER

     3.1 Stockholder Approvals. This Agreement shall be submitted separately to the shareholders of the Constituent Corporations in the manner provided by the laws of the State of Texas for approval and pursuant to any applicable federal securities laws.

     4.          CONVERSION  AND  ISSUE  OF  SECURITIES.

     The manner of converting the shares of each of the Constituent Corporations into securities of the Surviving Corporation and re-lated provisions are as follows:

     A. All shares of capital stock of Flex Financial which shall be issued and outstanding on the Effective Date shall, on the Effective Date, be canceled and shall be converted into that number of shares of Common Stock, par value $0.001 per share, of FAC.

     B. All 20,000 shares of Common Stock, par value $0.001 per share, of FAC which shall be outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be outstanding.

     C. All warrants and options of Flex Financial which shall be outstanding on the Effective Date shall, on the Effective Date, be canceled and shall be converted into warrants and options of FAC of equivalent tenor.

     5.          CERTAIN  EFFECTS  OF  THE  MERGER

     At the Effective Date, the separate existence and corporate organization of Flex Financial, except insofar as it may be continued by statute, shall cease and FAC shall continue as the Surviving Corporation, which shall succeed, without other transfer or further act or deed whatsoever, to all the rights, property and assets of the Constituent Corporations and shall be subject to and liable for all the debts and liabilities of each; otherwise, its identity, existence, purposes, rights, immunities, properties, liabilities and obligations shall be unaffected and unimpaired by the Merger except as expressly provided herein.

     6.          TAX  TREATMENT

     The merger of FAC and Flex Financial shall be accomplished as a tax-free reorganization as defined in Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

     Executed  on  the  1st  day  of  July,  1996,  at  Houston,  Texas.

     FLEX  FINANCIAL  GROUP,  INC.


                                    By:/s/ Michael  T.  Fearnow
                                       ------------------------
                                           Michael  T.  Fearnow,  President

     FLEX  ACQUISITIONS  CORPORATION


                                    By:/s/ M.  Stephen  Roberts
                                       ------------------------
                                           M.  Stephen  Roberts,  President

                                     PART II

OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.


     The following table sets forth the costs and expenses, other than underwriting commissions and the nonaccountable expense allowance. None of the expenses are being paid by the distributing security holder, American NorTel Communications, Inc. All expenses are being paid by Flex Financial Group, Inc., the Company with which the Registrant proposes to Merger.


ITEM                        AMOUNT
--------------------------  -------
Registration fees. . . . .  $ 3,000
Escrow agent's fee . . . .    1,750
Stock transfer agent's fee    4,000
Printing and engraving . .    5,000  (1)
Postage. . . . . . . . . .    4,000  (1)
Legal. . . . . . . . . . .   35,000
Accounting . . . . . . . .   15,000
Moodys publication fee . .    3,500
     TOTAL . . . . . . . .  $71,250

   (1)   Estimate


INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     There is set forth in the Prospectus under "Terms of The Transaction - Special Provisions of The Articles of Incorporation And Texas Law" a description of the laws of Texas with respect to the indemnification of officers, directors, and agents of corporations incorporated in Texas.

     The Company has charter provisions and bylaw provisions that insure or indemnify, to the full extent allowed by the laws of Texas, directors, officers, employees, agents or persons serving in similar capacities in other enterprises at the request of the Company.

     To the extent of the indemnification rights provided by the Texas statutes and provided by the Company's charter and bylaws, and to the extent of the Company's abilities to meet such indemnification obligations, the officers, directors and agents of the Company would be beneficially affected.

RECENT  SALES  OF  UNREGISTERED  SECURITIES

     On March 31, 1996, the Registrant issued its convertible subordinated redeemable note ("Flex Note") in the principal sum of $4,000 to Flex Financial. The Flex Note bears 10% interest with principal and interest due March 31, 1998 and is convertible into Common Stock at a conversion price of $.05 per share. If the Merger is consummated the Flex Note be eliminated as part of the transaction. If the Merger or any other merger is not effected within 18 months of the effective date of the S-4 registration statement, Flex Financial has agreed to convert the Flex Note into Common Stock of the Company and exercise its voting rights to cause a dissolution of the Company.

     On September 1, 1996 the Registrant issued 20,000 shares of its Common Stock to its corporate parent, American NorTel Communications, Inc., a Wyoming corporation, for a cash consideration of $1,000 received on April 12, 1996. This is the only issuance of Common Stock by the Registrant, which remains a wholly-owned subsidiary of American NorTel Communications, Inc.

     There was no underwriter, and the securities were not offered to any person other than American NorTel Communications, Inc.

     The securities were not registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. It is believed that Congress never intended, in enacting the Securities Act, that a corporation needs the protection of the registration provisions of the Securities Act when it organizes a wholly-owned subsidiary corporation whose directions and policies will be established and governed by the corporate parent.

     The following is a summary of the transactions by Flex Financial since its incorporation on August 17, 1995, involving sales of its securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"):

     In October, 1995, the founding shareholders of Flex Financial (Focus-Tech Investments, Inc., M. Stephen Roberts, Ruth Shepley and Lighthouse Resources Inc.) received 80,000 shares of Common Stock for a consideration of $.25 per
share.    The  issuance  of  these  80,000  shares  was  deemed  exempt  from registration under the Securities Act in reliance on Section 4(2) of such Act. In addition, the recipients of the 80,000 shares of founders' Common Stock represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates.

     On or about October 31, 1995, Flex Financial closed a $50,000 bridge loan with two investors. Flex Financial issued $50,000 principal amount of 10% subordinated notes ("Notes") and Unit Purchase Options ("Option Units"). The Option Units entitle the holders to purchase such number of equivalent units of the Company's securities as may be offered in an initial public offering at an aggregate offering price of at least $60,000 pursuant to an effective registration statement filed under the Securities Act and that closes prior to June 30, 1996. The number of equivalent units purchasable at a price of $.50 per unit is determined by dividing the IPO unit offering price into the principal amount of Notes. Effective October 15, 1996, the Notes and other agreements were amended to increase the number of Option Units available and to extend maturity dates to March 31, 1997. Effective June 13, 1997, the Notes and other agreements were amended to increase the number of Option Units purchasable to 16,333 and to extend maturity dates of the Notes to the earlier of the closing date of an IPO at an aggregate offering price of at least $60,000 pursuant to an effective registration statement filed under the Act and that closes prior to March 31, 1998, or March 31, 1998. Issuance of the Notes and Option Units were deemed exempt from registration under the Securities Act in reliance on Section 4(2) of such Act. In addition, the recipients of the notes and options represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities.

     On or about April 21, 1996, Flex Financial closed a $67,200 offering of 14,000 Units, each Unit consisting of 1 share of Common Stock, 2 Class B Warrants and 2 Class C Warrants. The issuance of the 14,000 shares of Common Stock at $4.80 per share were deemed exempt from registration under the Securities Act in reliance on Rule 506 promulgated under the Securities Act.

     All recipients had adequate access to information about the Flex Financial, and the recipients represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates. Flex Financial believes that all of the purchasers of the Common Stock in this offering at $4.80 per Unit were accredited investors as defined in Rule 501 promulgated under the Securities Act.

                  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     Separately  bound  but  filed  as  part  of  this  Form SB-2 Registration
Statement  are  the  following  exhibits.    There  are no financial statement
schedules  required  by  Regulation  S-B.


EXHIBIT
 ITEM
-------
1.1 . .  -  Form of Underwriting Agreement (3)
1.2 . .  -  Form of Selected Broker-Dealer Agreement (2)
2.1 . .  -  Agreement of Merger of July 1, 1996 between Flex Acquisitions Corporation And Flex
            Financial Group, Inc.  (1)
2.2 . .  -  Business Combination-Spinoff Agreement of June 30, 1996 among Flex Acquisitions
            Corporation; Flex Financial Group, Inc.; and American NorTel Communications, Inc. (1)
3.1 . .  -  Certificate of Incorporation of Flex Acquisitions Corporation (1)
3.2 . .  -  Certificate of Incorporation of Flex Financial Group, Inc. and amendments thereto. (1)
3.3 . .  -  Bylaws of Flex Acquisitions Corporation (1)
3.4 . .  -  Bylaws of Flex Financial Group, Inc. (1)
4.1 . .  -  Form of Class B Redeemable Common Stock Purchase Warrant**
4.2 . .  -  Form of Class C Redeemable Common Stock Purchase Warrant**
4.3 . .  -  Form of Class A Unit Purchase Options (deleted)
4.4 . .  -  Form of Common Stock Purchase Options (deleted)
4.5 . .  -  Form of Unit Purchase Options**
4.6 . .  -  Form of Class A Common Stock Purchase Options**
5.1 . .  -  Opinion of M. Stephen Roberts, Esq., as to the legality of the securities covered by the Form
            S-4 and Form SB-2 Registration Statements**
8.1 . .  -  Opinion of M. Stephen Roberts, Esq., as to tax matters and tax consequences to the shareholders**
10.1. .  -  Escrow Agreement among Flex Acquisitions Corporation; American NorTel Communications,
            Inc., and Southwest Bank of Texas N.A. (1)
10.2. .  -  Agreement of Flex Financial relating to compliance with S.E.C. Rule 419**
23.1. .  -  Consent of M. Stephen Roberts, Esq., to the reference to him as an attorney who has passed upon certain information contained in the Registration Statement**
23.2. .  -  Consent of Harper & Pearson Company, independent auditors of Flex Acquisitions Corporation
            (superceded by Exhibit  23.4)
23.3. .  -  Consent of Harper & Pearson Company, independent auditors of Flex Financial Group, Inc.
            (superceded by Exhibit  23.5)
   23.4  -  Consent of Harper & Pearson Company, independent auditors of Flex Acquisitions Corporation
            (superceded by Exhibit  23.6)
23.5. .  -  Consent of Harper & Pearson Company, independent auditors of Flex Financial Group, Inc.
            (superceded by Exhibit  23.7)
23.6. .  -  Consent of Harper & Pearson Company, independent auditors of Flex Acquisitions
            Corporation**
23.7. .  -  Consent of Harper & Pearson Company, independent auditors of Flex Financial Group, Inc.**
27.1. .  -  Financial Data Schedule. (superceded by Exhibit  27.2)
27.2. .  -  Financial Data Schedule.**

**Filed  herewith.
(1)       Previously filed as an Exhibit to this Registration Statement filed on Form SB-2 on November 29,
          1996.
(2)       Previously filed as an Exhibit to this Registration Statement, as Amendment No. 1 to Form SB-2,
          filed  on  June  23,  1997.
(3)       Deleted.

                                 UNDERTAKINGS

     Flex  Acquisitions  Corporation  will:

     1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) include any additional or changed material information on the plan of distribution.

     2. For determining liability under this Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of Flex Acquisitions Corporation pursuant to the foregoing provisions, or otherwise, Flex Acquisitions Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by Flex Acquisitions Corporation of expenses incurred or paid by a director, officer or controlling person of Flex Acquisitions Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Flex Acquisitions Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Flex Acquisitions Corporation hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus-Proxy Statement pursuant to Item 4 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     Flex Acquisitions Corporation hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on
   September  12,  1997.

     FLEX  ACQUISITIONS  CORPORATION


                 By: /s/Michael  T.  Fearnow
                     -----------------------
                        Michael  T.  Fearnow
                        Chief  Executive  Officer,  President  and
                        Chairman  of  the  Board  of  Directors
                        (Principal  Executive  Officer)


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     FLEX  ACQUISITIONS  CORPORATION


                 By: /s/Michael  T.  Fearnow
                     -----------------------
                        Michael  T.  Fearnow
                        Chief  Executive  Officer,  President,
                        Chief  Financial  Officer,  Chairman
                        of the Board of Directors, and Director (Principal Executive Officer)
                        (Principal  Financial  and
                        Accounting  Officer)

   Date:  September  12,  1997

                         FLEX ACQUISITIONS CORPORATION
                                 EXHIBIT INDEX
                                      TO
                                AMENDMENT NO. 2
                                      TO
                                   FORM SB-2
                            REGISTRATION STATEMENT



EXHIBIT NO.  DESCRIPTION                                                                               PAGE
        4.1  Form of Class B Redeemable Common Stock Purchase Warrant
        4.2  Form of Class C Redeemable Common Stock Purchase Warrant
        4.5  Form of Unit Purchase Options
        4.6  Form of Class A Common Stock Purchase Options
        5.1  Opinion of M. Stephen Roberts, Esq., as to the legality of the securities covered by the
             Form S-4 and Form SB-2 Registration Statements
        8.1  Opinion of M. Stephen Roberts, Esq., as to tax matters and tax consequences to the shareholders
       10.2  Agreement of Flex Financial relating to compliance with S.E.C. Rule 419
       23.1  Consent of M. Stephen Roberts, Esq., to the reference to him as an attorney who has passed upon certain information contained in the Prospectus Statement
       23.6  Consent of Harper & Pearson Company, independent auditors of Flex Acquisitions
             Corporation
       23.7  Consent of Harper & Pearson Company, independent auditors of Flex Financial Group,
             Inc.
       27.2  Financial Data Schedule

                                                         ALTERNATE  PROSPECTUS

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT  TO  COMPLETION
PRELIMINARY  PROSPECTUS  DATED  ____________________

FLEX  ACQUISITIONS  CORPORATION
(a  Texas  corporation)

20,000  Shares  of  Common  Stock
(Par  Value,  $0.001  per  Share)

(These  20,000  Shares  are  for  the  account  of a Distributing Shareholder)

     Flex Acquisitions Corporation ("Company") is registering, by means of this prospectus, 20,000 shares of Common stock to be distributed by American NorTel Communications, Inc. ("American NorTel"), the corporate parent of the Company, to its shareholders by dividend (the "Spinoff").

     Concurrently with the Spinoff, the Company is offering, by means of a separate prospectus, 100,000 Units ("Units Offering" or "Concurrent Public Offering"), each Unit consisting of one share of common stock, $.001 par value ("Common Stock"), and four Common Stock purchase warrants ("Class B Warrants" and "Class C Warrants", collectively, the "Warrants"). The shares of Common Stock and Warrants included in the Units are immediately detachable, separately transferable and separately tradeable as of the date of this Prospectus. The Units will not be tradeable. All Units offered thereby are being sold by the Company. See "CONCURRENT PUBLIC OFFERING"

     Any closing of the Units Offering is conditioned upon the consummation of certain transactions, including the merger of the Company and another corporation with a similar name, Flex Financial Group, Inc. ("Flex Financial"). The proposed Merger is being registered with the Securities and Exchange Commission ("the SEC") simultaneously with the registration of the offering of Units and the Spinoff described herein. See "SUMMARY OF PROPOSED TRANSACTIONS."

     Prior to this offering, there has been no public market for the Common Stock or Warrants and there can be no assurance that such a market will develop after the completion of this offering or, if developed, that it will be sustained. The initial public offering price of the Shares and the Warrants and the exercise price and other terms of the Warrants have been arbitrarily determined by the Company and will not necessarily be related to the assets, book value or any other established criterion of value. See "RISK FACTORS".



THE  SECURITIES  OFFERED  HEREBY  INVOLVE  A  HIGH  DEGREE OF RISK.  SEE "RISK
FACTORS"    COMMENCING  ON  PAGE  12
 ____________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
 ____________________________________


                                    UNDERWRITING     PROCEEDS TO
                       PRICE TO    DISCOUNTS AND      ISSUER OR
                       RECIPIENT    COMMISSIONS    OTHER PERSON(1)
Per Share. . . . . .  $    .04(2)  $            0  $            .04
Total: 20,000 Shares  $ 800.00(3)  $            0  $         800.00
--------------------  -----------  --------------  ----------------

The  date  of  this  Prospectus  is  _________________,  1997

(1) The estimated expenses of the transaction described herein are $10,000 all of which is being borne by Flex Financial Group, Inc. ("Flex Financial"), a corporation with whom the Company proposes to merge. These expenses are primarily federal and state registration fees and legal fees.

(2)          Based  upon  the  book  value of Flex Financial on July 31, 1997.

(3) These 20,000 Shares are owned by American NorTel Communications, Inc. ("American NorTel"), a shareholder of the Company. These Shares will be distributed to an escrow agent (the "Spinoff") for distribution to the approximately 780 shareholders of American NorTel at such time as (i) a proposed merger (the "Merger") between the Company and Flex Financial Group, Inc., a Texas corporation ("Flex Financial") should be effected, (ii) this Prospectus is supplemented to indicate the date the Merger was effected, and
(iii) information concerning the surviving Company shall have been made available to the public and the National Association of Securities Dealers
member  firms.    See  "THE  ESCROW  ARRANGEMENT."


     The Company is not a "reporting company," as such term is employed in the Securities Exchange Act of 1934. It is not listed on any exchange, and its Common Stock is not eligible for quotation on the NASDAQ Small-Cap Market ("NASDAQ"). There presently is no public market for the Common Stock of the Company, and there can be no assurance that such a market will develop or can be sustained should there be a completion of the proposed Merger. Should the proposed Merger not be effected, there will be no public market for the securities of the Company because of the above-described escrow arrangement. See "SUMMARY OF PROPOSED TRANSACTIONS - The Escrow Arrangement." Should the proposed Merger be effected, the Company intends to register pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended, (become a "reporting company") and, in accordance therewith, will file reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). The Company intends to furnish its shareholders with annual reports containing audited financial statements and such other periodic reports as the Company deems appropriate or may be required by law.

                                                     ALTERNATE PROSPECTUS PAGE



CONCURRENT  PUBLIC  OFFERING

     The Registration Statement, of which this Prospectus form a part, contains a separate prospectus with respect to a concurrent public offering (the "Concurrent Public Offering" or "Units Offering") by the Company of 100,000 Units, each Unit consisting of one share of common stock, $.001 par value ("Common Stock"), and four Common Stock purchase warrants ("Class B Warrants" and "Class C Warrants", collectively, the "Warrants").